                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

     Filed by the Registrant  [ X ]

     Filed by a Party other than the Registrant  [  ]

     Check the appropriate box:
     [   ]    Preliminary Proxy Statement
     [   ]    Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
     [ X ]    Definitive Proxy Statement
     [   ]    Definitive Additional Materials
     [   ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                            Harleysville Group Inc.
                -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   -----------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [ X ]    No fee required.
     [   ]    Fee computed on table below per Exchange Act Rules 14a-16(i)(4)
              and 0-11.
              1) Title of each class of securities to which transaction
                 applies:

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              2) Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------
              4) Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------
              5) Total fee paid:

              ------------------------------------------------------------------

     [   ]    Fee paid previously with preliminary materials.

     [   ]    Check box if any part of the fee is offset as provided by Exchange
              Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          ----------------------------------------------------------------------
          2)  Form, Schedule, or Registration Statement No.:

          ----------------------------------------------------------------------
          3)  Filing Party:

          ----------------------------------------------------------------------
          4)  Date Filed:

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

                [LOGO OF HARLEYSVILLE GROUP INC. APPEARS HERE]

                            HARLEYSVILLE GROUP INC.

                    A NATIONAL NETWORK OF REGIONAL INSURERS

                                                                 March 21, 1997

Dear Harleysville Group Inc. Stockholder:

  You are cordially invited to attend the Annual Meeting of the Stockholders of Harleysville Group Inc. which will be held at the Home Office of the Company at 355 Maple Avenue, Harleysville, Pennsylvania on Wednesday, April 23, 1997, at 10:00 A.M.

  Stockholders will elect a class of directors and will act upon proposals to approve the adoption of the Amended and Restated Equity Incentive Plan and an amendment to the Employee Stock Purchase Plan to increase the maximum contribution.

  We hope to see you on April 23, 1997. Whether or not you plan to attend the meeting in person, it is important that you complete and return the enclosed proxy card in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions.

                                          Sincerely,

                                          /s/ Bradford W. Mitchell

                                          Bradford W. Mitchell
                                          Chairman of the Board

                            HARLEYSVILLE GROUP INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 23, 1997

To the Stockholders of
 Harleysville Group Inc.

  The Annual Meeting of Stockholders of HARLEYSVILLE GROUP INC. ("Harleysville Group") will be held at 10:00 A.M., local time, on Wednesday, April 23, 1997, at 355 Maple Avenue, Harleysville, Pennsylvania 19438, for the following purposes:

    1. To elect two Class B directors to serve until the expiration of their terms and until their successors are elected;

    2. To approve the adoption of the Amended and Restated Equity Incentive
  Plan;

    3. To approve an amendment to the Employee Stock Purchase Plan; and

    4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

  The Board of Directors has fixed the close of business on March 12, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

  For further information on the individuals nominated as directors, the Amended and Restated Equity Incentive Plan and the amendment to the Employee Stock Purchase Plan, you are urged to read the Proxy Statement on the following pages.

  A copy of Harleysville Group's Annual Report for its fiscal year ended December 31, 1996 is being mailed to stockholders together with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ Roger A. Brown

                                          Roger A. Brown
                                          Secretary

March 21, 1997
Harleysville, Pennsylvania

                            HARLEYSVILLE GROUP INC.
                                PROXY STATEMENT

  General. This Proxy Statement and the form of proxy enclosed herewith, which are first being mailed to stockholders on or about March 21, 1997, are being furnished in connection with the solicitation by the Board of Directors of Harleysville Group Inc. ("Harleysville Group") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 A.M., local time, on April 23, 1997 and at any adjournment thereof, at Harleysville Group's principal executive offices, which are located at 355 Maple Avenue, Harleysville, Pennsylvania 19438.

  Voting. Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for director named below, for the adoption of the Amended and Restated Equity Incentive Plan, and for the adoption of the amendment to the Employee Stock Purchase Plan.

  Holders of Common Stock of record at the close of business on March 12, 1997 will be entitled to receive notice of and to vote at the Annual Meeting. Every stockholder entitled to vote at the meeting shall have the right to one vote for every share having voting power standing in his or her name on the record date fixed for the meeting. Cumulative voting rights do not exist with respect to the election of Directors.

  Under Section 216 of the Delaware General Corporation Law and Harleysville Group's By-Laws, a majority of the shares of Harleysville Group's Common Stock, present in person or represented by proxy, including abstentions and broker non-votes, constitute a quorum for purposes of the Annual Meeting. Directors are elected by a plurality of votes cast at the meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for stockholder action on the other proposals. In the election of Directors, stockholders may cast votes for, or withhold votes from, any nominee; votes that are withheld and broker non-votes will not be included in the vote, and will have no effect on the outcome. Stockholders may abstain from voting on any other proposal (except as to the election of Directors). Because approval of the proposal requires an affirmative vote of a majority of shares present (in person or by proxy) and entitled to vote, abstentions and broker non-votes will have the effect of a negative vote.

  As of the close of business on March 12, 1997, Harleysville Group had outstanding 14,202,394 shares of Common Stock, $1.00 par value (the "Common Stock"). As of March 12, 1997 Harleysville Mutual Insurance Company ("Harleysville Mutual") owned 7,804,693 shares of Harleysville Group's outstanding Common Stock, or approximately 55% of Harleysville Group's outstanding Common Stock. Harleysville Mutual has advised Harleysville Group that Harleysville Mutual will vote its shares in favor of the election of Messrs. Browne and Reed, to approve the adoption of the Amended and Restated Equity Incentive Plan and to approve the proposal to amend the Employee Stock Purchase Plan to increase the maximum contribution from 10% to 15% of base pay. Messrs. Browne and Reed will be elected regardless of the votes of Harleysville Group's stockholders other than Harleysville Mutual and the adoption of the Amended and Restated Equity Incentive Plan and amendment of the Employee Stock Purchase Plan will be approved regardless of the votes of Harleysville Group's stockholders other than Harleysville Mutual.

  Solicitation of Proxies. The cost of solicitation of proxies in the accompanying form will be borne by Harleysville Group, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of Harleysville Group by Harleysville Group's regular officers and employees in person or by telephone or telegram for which they will receive no additional compensation. Harleysville Group, upon request therefor, will also reimburse brokers or banks or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

  Revocability of Proxies. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of Harleysville Group, by a duly executed proxy bearing a later date, or by voting by ballot at the Annual Meeting.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of December 31, 1996, the amount and percentage of Harleysville Group's outstanding Common Stock beneficially owned by each person who is known by Harleysville Group to own beneficially more than five percent of its Common Stock. The table also lists beneficial ownership, as of February 1, 1997, of (i) each director and nominee for director; (ii) each of the executive officers of Harleysville Group named in the Summary Compensation Table beginning on page 9 (the "Summary Compensation Table"); and (iii) all executive officers and directors of Harleysville Group as a group.

                                                                PERCENT OF
        NAME AND ADDRESS OF          AMOUNT OF BENEFICIAL        CLASS OF
         BENEFICIAL OWNER                 OWNERSHIP         COMMON STOCK (1)(2)
        -------------------          --------------------   -------------------
Harleysville Mutual Insurance Com-
 pany
 Harleysville, PA 19438-2297.......       7,804,693                  55%
The Capital Group Companies Inc.(3)
 ("Capital Group")
 333 South Hope Street
 Los Angeles, CA 90071.............       1,005,500                   7%
T. Rowe Price, Associates(4)
 ("T. Rowe Price")
 100 E. Pratt Street
 Baltimore, MD 21202...............         868,800                   6%
   DIRECTORS AND NAMED EXECUTIVE
             OFFICERS
   -----------------------------
Bradford W. Mitchell...............          32,286(5)
Walter R. Bateman..................          59,915(6)
Lowell R. Beck.....................             300
Michael L. Browne..................           8,431(5)(7)
Robert D. Buzzell..................           8,221(5)
Gerard G. Johnson..................           8,119(5)(8)
H. Bryce Jordan....................           9,439(5)
Frank E. Reed......................           9,640(5)
William E. Strasburg...............          11,428(5)
Thomas E. Roden....................          28,487(9)
Mark R. Cummins....................          24,663(10)
Spencer M. Roman...................          11,877(11)
Bruce J. Magee.....................          20,063(12)
All directors and executive offi-
 cers as a group (16 persons)......         264,418(5)(13)            2%

--------
 (1) At December 31, 1996 and February 1, 1997, Harleysville Group had 14,139,861 and 14,193,869 shares of Common Stock outstanding, respectively.
 (2) Less than 1% unless otherwise indicated.
 (3) Capital Group is the parent company of several investment management and advisory companies, including Capital Guardian Trust Company, Capital Research and Management Company and Capital International Research and Management Inc. In a Schedule 13G, dated February 12, 1997, filed with the Securities and Exchange Commission ("SEC"), Capital Group reported, as of December 31, 1996, beneficial ownership of 1,005,500 shares of Harleysville Group stock by its operating subsidiaries for the accounts of clients for whom it provides investment advisory and management services. Capital Group reported sole voting power as to 515,500 of these shares and sole dispositive power as to all 1,005,500. Capital Group disclaims beneficial ownership as to all 1,005,500 such shares. Capital Group has represented that the shares reported were acquired in the ordinary course of business, and were not acquired for the purpose of, and do not have the effect of, changing or influencing control of Harleysville Group.
 (4) T. Rowe Price filed a Schedule 13G, dated February 14, 1997, with the SEC and reported as of December 31, 1996, beneficial ownership of 868,800 shares of Harleysville Group stock. T. Rowe Price reported sole voting power as to 66,500 shares and sole dispositive power as to all 868,800 shares. T. Rowe Price has represented that the shares reported were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of Harleysville Group. T. Rowe Price further expressly disclaims beneficial ownership of all such shares.
 (5) Includes shares of Common Stock which the non-employee directors have the option to purchase within sixty days under the 1990 and 1995 Directors' Stock Option Programs as follows: Bradford W. Mitchell--3,134; Michael L. Browne--5,150; Robert D. Buzzell--4,898; Gerard G. Johnson--4,016; H. Bryce Jordan--5,150; Frank E. Reed --5,150; and William E. Strasburg-- 5,150.
 (6) Includes 38,946 shares of Common Stock which Mr. Bateman has the right to acquire within sixty days under the Equity Incentive Plan.
 (7) Includes 65 shares of Common Stock held by Mr. Browne as custodian for a minor child, as to which shares Mr. Browne disclaims beneficial ownership.
 (8) Includes 440 shares of Common Stock held by Mr. Johnson's spouse as to which shares Mr. Johnson disclaims beneficial ownership.
 (9) Includes 20,935 shares of Common Stock which Mr. Roden has the right to acquire within sixty days under the Equity Incentive Plan. Also includes 38 shares held by Mr. Roden as custodian for a minor child, as to which shares Mr. Roden disclaims beneficial ownership.
(10) Includes 22,463 shares of Common Stock which Mr. Cummins has the right to acquire within sixty days under the Equity Incentive Plan. Also includes 1,176 shares held by Mr. Cummins' spouse, as to which shares Mr. Cummins disclaims beneficial ownership.
(11) Includes 10,161 shares of Common Stock which Mr. Roman has the right to acquire within sixty days under the Equity Incentive Plan. Also includes 100 shares owned by Mr. Roman's spouse as custodian for a minor child as to which shares Mr. Roman disclaims beneficial ownership.
(12) Includes 15,369 shares of Common Stock which Mr. Magee has the right to acquire within sixty days under the Equity Incentive Plan.
(13) Includes 129,584 shares of Common Stock which all the executive officers as a group have the right to acquire within sixty days under the Equity Incentive Plan.

                             ELECTION OF DIRECTORS

  Harleysville Group's Board of Directors currently consists of nine members but will consist of eight directors following the Annual Meeting because of H. Bryce Jordan's retirement. Each director is elected for a three-year term and until his successor has been duly elected, except that if a nominee will attain the age of 72 within the next two years following such nominee's election, such nominee will be nominated for a term of one or two years, as the case may be, to expire on the first Annual Meeting date following the nominee's attainment of age 72. The current three-year terms of Class A, B and C directors expire in the years 1998, 1997 and 1999 respectively.

  Two Class B directors are to be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors or the number of directors to be elected at the meeting will be reduced accordingly. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

  The names of the nominees for Class B directors and the Class A and C directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                         NOMINEES FOR CLASS B DIRECTOR

                                                            DIRECTOR  YEAR TERM
   NAME                                                 AGE  SINCE   WILL EXPIRE
   ----                                                 --- -------- -----------
   Michael L. Browne...................................  50   1986      2000*
   Frank E. Reed.......................................  62   1986      2000*

--------
* If elected at the Annual Meeting.

                        DIRECTORS CONTINUING IN OFFICE

CLASS A DIRECTORS

                                                            DIRECTOR  YEAR TERM
   NAME                                                 AGE  SINCE   EXPIRE WILL
   ----                                                 --- -------- -----------
   Bradford W. Mitchell................................  69   1979      1998
   Robert D. Buzzell...................................  63   1992      1998
   Lowell R. Beck......................................  62   1996      1998

CLASS C DIRECTORS

                                                            DIRECTOR  YEAR TERM
   NAME                                                 AGE  SINCE   WILL EXPIRE
   ----                                                 --- -------- -----------
   Walter R. Bateman...................................  49   1992      1999
   Gerard G. Johnson...................................  56   1993      1999
   William E. Strasburg................................  69   1986      1999

  Mr. Browne was elected a director of Harleysville Group in February 1986. In 1983, Mr. Browne joined the law firm of Reed, Smith, Shaw & McClay in Philadelphia, Pennsylvania, as a partner. He became managing partner in January 1993. From 1980 to 1983, Mr. Browne was the Insurance Commissioner of the Commonwealth of Pennsylvania. He is a member of the Executive Committee, Finance Committee, Nominating Committee, Audit Committee, and Coordinating Committee.

  Mr. Reed was elected a director of Harleysville Group in February 1986 and has been a director of Harleysville Mutual since 1985. From 1984 to March 1990, Mr. Reed served as President and Chief Operating Officer of First Pennsylvania Corporation and First Pennsylvania Bank, Philadelphia, Pennsylvania. Beginning in March 1990, Mr. Reed became, as a result of a merger between First Pennsylvania Corporation and CoreStates Financial Corp., President and Chief Executive Officer of CoreStates Philadelphia National Bank. Mr. Reed retired from that position in March 1995. Mr. Reed was a director of Centel Corporation until March 1993 when it merged with Sprint Corporation. He served as a director of Sprint Corporation until March 1996, at which time he became Chairman of the Board and a director of 360(degrees) Communications Company. He is a member of the Executive Committee and the Finance Committee and serves as Chairperson of the Coordinating Committee, representing both Harleysville Group and Harleysville Mutual.

  Mr. Mitchell has been a director of Harleysville Group since its formation in 1979, and its Chairman since 1986. He served as President from 1979 to 1988 and from 1991 to November 1992, and as Chief Executive Officer from April 1988 until his retirement on December 31, 1993. Mr. Mitchell is also the Chairman of the Board and a director of Harleysville Mutual and has served in various capacities, including President and Chief Executive Officer, since 1976. He retired as Chief Executive Officer of Harleysville Mutual on December 31,

1993. He is also a director of Harleysville National Corporation, a bank holding company located in Harleysville, Pennsylvania. Mr. Mitchell is the Chairperson of the Finance Committee and the Executive Committee, and serves on the Nominating Committee.

  Dr. Buzzell was elected a director of Harleysville Group and Harleysville Mutual in April 1992. Dr. Buzzell is currently Distinguished Professor of Marketing, George Mason University, School of Business Administration, Fairfax, Virginia, a position he has held since September 1, 1993. Prior thereto, he was Sebastian S. Kresge Professor of Business Administration at Harvard University, Graduate School of Business Administration. Dr. Buzzell currently serves on the board of directors of VF Corporation. He serves on the Compensation & Personnel Development Committee and the Nominating Committee.

  Mr. Beck was elected a director of Harleysville Group in August, 1996. From 1982 until his retirement in 1996, Mr. Beck was president of the National Association of Independent Insurers, an insurance industry trade group headquartered in Des Plaines, Illinois. Prior thereto he served in various executive capacities with the American Bar Association in Chicago, Illinois. He serves on the Audit Committee and Coordinating Committee.

  Mr. Bateman has served as a director of Harleysville Group and Harleysville Mutual since November 1992 when he was also elected President and Chief Operating Officer of both companies. Mr. Bateman was elected President and Chief Executive Officer of Harleysville Group and Harleysville Mutual, effective January 1, 1994. Prior thereto, from July 1988 to July 1991, Mr. Bateman was in charge of field operations for Harleysville Group and Harleysville Mutual. He was Executive Vice President of both companies and responsible for all insurance operations from July 1991 to November 1992. Mr. Bateman is a member of the Executive Committee and the Finance Committee.

  Mr. Johnson was elected a director of Harleysville Group in April 1993. Mr. Johnson is Vice President--Finance and Chief Financial Officer of VF Corporation, Wyomissing, Pennsylvania, a position he has held since 1988. Mr. Johnson is Chairperson of the Audit Committee and serves on the Coordinating Committee.

  Mr. Strasburg became a director of Harleysville Group in February 1986. Mr. Strasburg is also a director of Harleysville Mutual, a position he has held since 1975. In 1989, Mr. Strasburg became Publisher Emeritus of Montgomery Publishing Company, a newspaper publishing firm located in Fort Washington, Pennsylvania. In 1991, Mr. Strasburg retired as Vice President of Independent Publications, Inc., and retired as a member of its Board of Directors in December 1994. Mr. Strasburg serves on the Executive Committee and the Compensation & Personnel Development Committee, and is Chairperson of the Nominating Committee.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The full Board of Directors met five times during 1996. During 1996, the Board of Directors had an Executive Committee, a Finance Committee, a Compensation & Personnel Development Committee, a Nominating Committee, an Audit Committee, and a Coordinating Committee. These Committees met as described below.

  Harleysville Group's Executive Committee met seven times in 1996. Messrs. Mitchell, Bateman, Browne, Jordan, Reed, and Strasburg are the current members of the Executive Committee. The Executive Committee meets during the intervals between meetings of the Board of Directors and has the right and authority to exercise the full powers of the Board of Directors.

  The Finance Committee, on which Messrs. Mitchell, Bateman, Browne, Jordan, and Reed currently serve, met twelve times in 1996. This Committee establishes overall investment policies and guidelines, and also reviews and approves investments made by Harleysville Group.

  The Compensation & Personnel Development Committee of Harleysville Group consists of Messrs. Jordan, Buzzell, and Strasburg. The Committee met four times in 1996 to determine compensation policies; to review and recommend compensation plans; to approve certain compensation changes; and to establish awards under and determine participants in the Equity Incentive Plan, the Senior Management Incentive Bonus Plan, and the Long-Term Incentive Plan.

  Harleysville Group's Nominating Committee met two times in 1996. The persons nominated for Class B Directors by the Board of Directors were recommended by the Nominating Committee. Messrs. Strasburg, Browne, Buzzell and Mitchell serve on the Committee. The Nominating Committee will consider written nominations from stockholders, who should submit them to the Secretary of Harleysville Group.

  The Audit Committee met three times in 1996. The Audit Committee reviews the performance and independence of Harleysville Group's independent accounting firm, makes an annual recommendation to the Board of Directors with respect to the appointment of such accounting firm, approves the general nature of the services to be performed by such accounting firm and solicits and reviews the accounting firm's recommendations. The Audit Committee also consults with Harleysville Group's internal audit group and periodically reviews the relationships among that group, Harleysville Group's management and Harleysville Group's independent accountants. The members of the Audit Committee are Gerard G. Johnson, Lowell R. Beck and Michael L. Browne.

  The Coordinating Committee met two times in 1996. It is generally responsible for reviewing matters involving actual or potential conflicts between Harleysville Group and Harleysville Mutual. The decisions of the Coordinating Committee are binding on Harleysville Group and Harleysville Mutual. No intercompany transaction between Harleysville Group Inc. and Harleysville Mutual Insurance Company presented to the Committee can be authorized by the Coordinating Committee unless Harleysville Group's Committee members conclude that such transaction is fair and equitable to Harleysville Group. The Coordinating Committee is composed of Lowell R. Beck, Michael L. Browne, and Gerard G. Johnson representing Harleysville Group, and W. Thacher Brown, Muriel Fox, and Jerry S. Rosenbloom representing Harleysville Mutual. It is chaired by Frank E. Reed.

  Compensation of Directors. Directors of Harleysville Group who are also officers of Harleysville Group or Harleysville Mutual receive no fees for services as directors. Outside directors are currently paid an annual retainer of $17,000 and are paid $1,000 for each Board meeting attended and $900 for each committee meeting attended, plus travel expenses. The non-employee Chairman of the Board currently receives an additional $17,000 as a retainer. Outside directors who chair committees of the Board of Directors receive annual retainers of $3,500. Effective at the Annual Meeting, the annual retainers paid to outside directors will be increased to $18,000. As of the 1997 Annual Meeting the fee paid for each committee meeting attended will be $1,000. If a director serves on the Board of Directors of both Harleysville Mutual and Harleysville Group he or she receives only one annual retainer; and if the Boards of Directors of both companies meet on the same day, he or she receives only one Board meeting fee. In such event, the cost of the retainers, meeting fees and expense reimbursements are allocated 50% to Harleysville Mutual and 50% to Harleysville Group. If a Board meeting and a committee meeting, or two committee meetings, are held on the same day, a director currently receives $600 for the second meeting attended and will receive $650 for the second meeting attended effective as of the 1997 Annual Meeting.

  Harleysville Group entered into a one-year agreement with Bradford W. Mitchell, its Chairman and former Chief Executive Officer, for consultant and advisory services, effective January 1, 1996 which was renewed January 1, 1997 for an additional one-year period. Under the agreement, Mr. Mitchell advises management on corporate matters, as requested, at a per diem rate of $5,000 plus reasonable verified expenses. Mr. Mitchell earned $130,000 under the Agreement in 1996.

  Directors' Stock Option Programs. In 1990, Harleysville Group adopted the 1990 Directors' Stock Option Program (the "1990 Program") which provides for the issuance of an aggregate of 47,250 shares of Common Stock, subject to adjustment for stock splits or other changes. Under the 1990 Program non-qualified stock options to purchase 3,150 shares were awarded to all non-employee directors of Harleysville Group and Harleysville Mutual during the period 1990 through May 1994. The options vest and become exercisable at the rate of 20% per year of active Board service. The option price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The 1990 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1990 Program, the number of shares of stock subject to such options under the 1990 Program, or the purchase price thereunder. On February 1, 1997, there were 28,665 shares subject to such options outstanding under this program and the range of per share exercise prices was $15.00 to $28.00. The 1990 Program does not provide for stock appreciation rights.

  In 1994, Harleysville Group adopted the 1995 Directors' Stock Option Program (the "1995 Program"), which provides for the issuance of an aggregate of 65,000 shares subject to adjustment for stock splits or other changes. Except for options already granted as described above, the 1995 Program supersedes the 1990 Program. Under the 1995 Program, each existing non-employee director of Harleysville Group and Harleysville Mutual received a one-time grant of 5,000 non-qualified stock options, less the amount of non-vested options, if any, under the 1990 Program, on May 24, 1995 at the then fair market value and option price of $25.00. Accordingly, a total of 46,220 options were granted. Thereafter, a newly elected non-employee director or an employee director who becomes a non-employee director of Harleysville Group or Harleysville Mutual will receive a one-time grant of 5,000 non-qualified stock options at the first May Board meeting following his or her election or becoming a non-employee director. 5,000 shares were granted to a newly elected director of Harleysville Mutual in May 1996 at the then fair market value and option price of $26.50 per share increasing the total to 51,220 options granted. The options vest at the rate of 20% per year of active Board service with the first 20% vesting as of the date of grant although no option is exercisable until six months after the date of grant. The option price per share is 100% of the fair market value of a share of Common Stock on the date of grant. The 1995 Program is administered by the Compensation and Personnel Development Committee of the Board of Directors of Harleysville Group. The Committee has no discretion with regard to the eligibility or selection of directors to receive options under the 1995 Program, the number of shares of stock subject to such options under the 1995 Program, or the purchase price thereunder. The 1995 Program does not provide for stock appreciation rights.

  Directors Equity Award Program. Each Harleysville Group Board member who was an existing Board member on April 25, 1996 and remained an active Board member on August 28, 1996 received a grant of 2,823 shares of Harleysville Group Common Stock restricted against transfer until the first to occur of his or her retirement from the Board after attaining age 72, death or disability. A total of 22,584 shares were awarded to eight directors who possess the right to vote said shares and receive dividends thereon. Concurrently, the Board determined that it would no longer elect any current or future director as a Director Emeritus. Formerly, a director of Harleysville Group, upon ceasing to be a Board member as of the annual meeting following attainment of age 72, in accordance with the by-laws, was eligible to be elected a Director Emeritus for up to three one-year terms. Director Emeriti were paid a retainer and attendance fees for attendance at the Board meetings with re-election being contingent upon satisfactory attendance at the Board meetings.

  Directors' Stock Purchase Plan. In 1996, Harleysville Group adopted the Directors' Stock Purchase Plan, which permits non-employee directors of Harleysville Group and Harleysville Mutual to purchase Company stock at the lower of 85% of the Fair Market Value of the shares at the start or end of a six month subscription period, which runs from July 15 to January 14, and January 15 to July 14. Directors are permitted to contribute, through withholding from fees or a lump sum payment, up to $20,000 per subscription period with the number of shares, including fractional shares, purchased being equal to the dollar amount contributed divided by the purchase price. 100,000 shares of Harleysville Group stock have been reserved for this program. During the subscription period July 15, 1996 to January 14, 1997 a total of 7,959.54 shares were purchased by directors. The Plan provides for up to 20 subscription periods.

                          EXECUTIVE COMPENSATION AND
                               OTHER INFORMATION

  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table provides certain information concerning compensation received by Harleysville Group's Chief Executive Officer and the four remaining most highly paid executive officers (hereinafter "Named Executive Officers") as of the last fiscal year, for the three fiscal years ended December 31, 1996, 1995, and 1994. All bonuses and salaries are paid by Harleysville Group, and Harleysville Mutual is charged for its proportional share pursuant to the terms of an intercompany allocation agreement.

                          SUMMARY COMPENSATION TABLE

                                                                                        ALL OTHER
                             ANNUAL COMPENSATION         LONG-TERM COMPENSATION    COMPENSATION ($)(5)
                         ---------------------------- ---------------------------- -------------------
                                                         AWARDS        PAYOUTS
                                                      ------------- --------------
                                                       SECURITIES
                                                       UNDERLYING
                                                          STOCK       LONG-TERM
NAME AND PRINCIPAL                                     OPTIONS(3)     INCENTIVE
POSITION(1)              YEAR SALARY ($) BONUS ($)(2) (# OF SHARES) PAYOUTS ($)(4)
------------------       ---- ---------- ------------ ------------- --------------
Walter R. Bateman, II... 1996  $363,800    $ 16,614      16,337        $ 87,676          $16,371
 President & Chief       1995  $340,000    $126,516      15,679        $ 77,375          $15,300
 Executive Officer       1994  $300,000    $    -0-       8,500        $ 33,661          $ 4,500
Thomas E. Roden......... 1996  $208,300    $  9,105       8,058        $ 45,514          $ 9,374
 Executive Vice
  President Insurance    1995  $196,500    $ 68,596       7,734        $ 43,779          $ 8,843
 Operations & Branch
  Operations             1994  $163,400    $    -0-       4,550        $    -0-          $ 2,451
Mark R. Cummins......... 1996  $207,300    $  6,332       7,005        $ 48,808          $ 9,329
 Senior Vice President
  Chief                  1995  $193,700    $ 47,196       6,725        $ 45,434          $ 8,717
 Investment Officer &
  Treasurer              1994  $163,400    $    -0-       4,550        $    -0-          $ 2,451
Spencer M. Roman........ 1996  $161,800    $  4,789       5,298        $    -0-          $ 7,281
 Senior Vice President
  Marketing              1995  $139,300    $ 31,033       4,422        $    -0-          $ 6,269
 & Home Office
  Operations             1994  $131,400    $    -0-       3,950        $    -0-          $ 1,971
Bruce J. Magee.......... 1996  $161,600    $  4,789       5,298        $    -0-          $ 7,272
 Senior Vice President &
  Chief                  1995  $146,400    $ 35,682       5,084        $    -0-          $ 6,588
 Financial Officer       1994  $123,700    $    -0-       3,950        $    -0-          $ 1,855

--------
(1) Principal position as of December 31, 1996.
(2) Cash bonuses under the Senior Management Incentive Bonus Plan (the "SMIP") for services rendered in fiscal years 1996, 1995, and 1994, have been listed in the year earned, but were actually paid in the following year.
(3) The terms of stock options granted in fiscal years 1996, 1995, and 1994 are described in Footnote (1) to the "Option Grants in Last Fiscal Year" Table on page 11.
(4) Cash bonuses under the Long-Term Incentive Plan (the "LTIP") for services rendered in fiscal years 1991-1994, 1992-1995, and 1993-1996 have been listed in 1994, 1995, and 1996 respectively, the years in which earned, although paid in the subsequent year.
(5) Executive officers are eligible to participate in a tax-qualified Extra Compensation Plan (a 401(k) plan) and an Unqualified Match Program ("Excess Match") for executives whose benefits under the Extra Compensation Plan are affected by participation limits imposed on higher-paid individuals by federal tax law. Provided net income as a percentage of premium earned meets or exceeds prescribed limits set by the Board of Directors each year, there is a 25%, 50%, or 75% match to the Extra Compensation Plan for all employee participants and an allocation under the Excess Match for a percentage of each higher paid participant's salary up to 6%. The amounts shown reflect contributions to the Extra Compensation Plan: a) for 1996, of $6,750 on behalf of each of the Named Executive Officers to match 1996 pre-tax elective deferral contributions made by each to the Extra Compensation Plan; b) for 1995, of $6,750 on behalf of each of the Named Executive Officers to match 1995 pre-tax elective deferral contributions made by each to such plan, except Mr. Roman who received $6,269 and Mr. Magee who received $6,588; and
   c) for 1994, of $2,250 on behalf of each of the Named Executive Officers to match 1994 pre-tax elective deferral contributions made by each to such plan, except Mr. Roman who received $1,971 and Mr. Magee who received $1,855. The remainder of each amount is the allocation for each Named Executive Officer under the Excess Match.

  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. The following table shows, as to the Named Executive Officers in the Summary Compensation Table, certain information concerning stock options granted during the 1996 year under Harleysville Group's Equity Incentive Plan.

                     OPTION GRANTS IN LAST FISCAL YEAR(1)
                              (INDIVIDUAL GRANTS)

                                     % OF TOTAL
                          NUMBER OF   OPTIONS
                         SECURITIES  GRANTED TO
                         UNDERLYING  EMPLOYEES      EXERCISE                 GRANT DATE
                           OPTIONS   IN FISCAL       PRICE       EXPIRATION   PRESENT
NAME                     GRANTED (#)  YEAR(2)   PER SHARE ($/SH)    DATE    VALUE ($)(3)
----                     ----------- ---------- ---------------- ---------- ------------
Walter R. Bateman, II...   16,337        11%         $26.50       05/21/06    $124,978
Thomas E. Roden.........    8,058         5%         $26.50       05/21/06    $ 61,644
Mark R. Cummins.........    7,005         5%         $26.50       05/21/06    $ 53,588
Spencer M. Roman........    5,298         4%         $26.50       05/21/06    $ 40,530
Bruce J. Magee..........    5,298         4%         $26.50       05/21/06    $ 40,530

--------
(1) All stock options granted under the Harleysville Group Equity Incentive Plan in fiscal years 1996, 1995, and 1994, are non-qualified options receiving no special tax benefit, have an exercise price equal to the fair market value of the Common Stock on the date of grant, have a term of ten years, and vest at the rate of 50 percent each on the first and second anniversary dates of award, except that options become immediately exercisable upon an optionee's retirement, death or disability (but not prior to six months from the date of grant). Retired optionees, age 61 and younger, may exercise non-qualified options within one year of retirement and retired optionees, age 62 and older, may exercise non-qualified options within two years of retirement, if the options have not otherwise expired. The exercise price may be paid by delivery of already-owned shares. No stock appreciation rights ("SARs") were granted in 1996, 1995 or 1994 to any Named Executive Officer. The option agreements provide that the Compensation Committee may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide for the acceleration of exercisability of options in the event of the merger or consolidation of Harleysville Group into another corporation, or the acquisition by another corporation of all or substantially all of Harleysville Group's assets, or of a controlling interest in Harleysville Group by means of stock acquisition, or in the event of its liquidation or dissolution.
(2) In calendar year 1996, Harleysville Group granted a total of 151,760 options representing the right to purchase 151,760 shares of Common Stock to 129 officers and key employees under the Equity Incentive Plan.
(3) The grant date present value was determined using the Black-Scholes option pricing model. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect Harleysville Group's estimate of future stock price growth. Use of this model should not be viewed in any way as a forecast of the future performance of Harleysville Group's Common Stock, which will be determined by future events and unknown factors.

  OPTION/SAR EXERCISES AND HOLDINGS. The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options and/or SARs during 1996 and unexercised options and SARs held as of fiscal year-end, December 31, 1996, under Harleysville Group's Equity Incentive Plan.


                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                  YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES
                                                             UNDERLYING           VALUE OF UNEXERCISED
                           NUMBER OF                         UNEXERCISED              IN-THE-MONEY
                          SECURITIES                       OPTIONS/SARS AT           OPTIONS/SARS AT
                          UNDERLYING                     FISCAL YEAR-END(#)       FISCAL YEAR-END($)(1)
                         OPTIONS/ SARS     VALUE      ------------------------- -------------------------
          NAME           EXERCISED(#)  REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------- -------------- ----------- ------------- ----------- -------------
Walter R. Bateman, II...    14,964      $300,327.48     38,946       24,176      $356,590     $108,465
Thomas E. Roden.........     8,017      $147,753.31     20,935       11,925      $218,050     $ 53,501
Mark R. Cummins.........       -0-              -0-     22,463       10,367      $182,409     $ 46,514
Spencer M. Roman........       -0-              -0-     10,161        7,509      $ 50,248     $ 33,353
Bruce J. Magee..........     3,325      $ 54,861.10     15,369        7,840      $173,391     $ 35,173

--------
(1) Value reflects, as to both options and SARs, if any, the fair market value of the underlying security less the option exercise price. Market value of Common Stock at year-end 1996 was $30.50 per share.

  LONG-TERM INCENTIVE PLAN. The following table provides information concerning awards made during the last fiscal year to the Named Executive Officers under the Long-Term Incentive Plan. Subject to the fulfillment of certain conditions, awards are designed to provide payments at the end of each successive four-year performance period in amounts approximating a percentage of each participant's salary at January 1st of the first year of each period. Subject to the satisfaction of the Plan's conditions, each award represents the right to receive an amount in cash on the date of payout, the amount of which depends on Harleysville Group's average annual rate of return on equity ("ROE") from the time of the award until the payout date. The target amount is payable if Harleysville Group's average ROE exceeds certain levels of targeted ROE. The maximum payment is payable if Harleysville Group's average ROE exceeds certain higher levels of targeted ROE. If ROE falls between the target level and the maximum level then the amount of award is prorated accordingly. Once an ROE resulting in a 40% of Target Award is achieved, an additional incentive award based on written premium growth takes effect. If less than the targeted level is reached, a reduced percentage of target award may be granted. In the event that ROE falls below a stated level, a negative percentage of the target award will be assessed, and previously credited awards will be proportionately reduced. Under the terms of the Long-Term Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding awards to take into account the effect of unforeseen or extraordinary events and accounting changes. Awards, if earned, are paid in cash at the end of the four-year performance period. Cash payments made under awards for the four-year periods 1991-1994, 1992-1995, and 1993-1996, are reported in the Summary Compensation Table under the years 1994, 1995, and 1996 respectively, although paid in the following year.

              LONG-TERM INCENTIVE PLANS--PERFORMANCE OPPORTUNITY
                          AWARDS IN LAST FISCAL YEAR

                                                        ESTIMATED FUTURE PAYMENTS UNDER
                                                          NON-STOCK PRICE-BASED PLANS
                                                        -----------------------------------
                          PERFORMANCE OR
                           OTHER PERIOD   TARGET AWARD
                         UNTIL MATURATION  PERCENT OF    THRESHOLD   TARGET      MAXIMUM
                           OR PAYOUT(1)   1/1/96 SALARY     ($)        ($)       ($)(2)
                         ---------------- ------------- ----------------------- -----------
Walter R. Bateman, II...     4 years            45%              0      163,710     245,565
Thomas E. Roden.........     4 years            35%              0       72,905     109,358
Mark R. Cummins.........     4 years            25%              0       51,825      77,738
Spencer M. Roman........     4 years            25%              0       40,450      60,675
Bruce J. Magee..........     4 years            25%              0       40,400      60,600

--------
(1) The table shows the range of potential payouts under the Plan for a four-year performance period commencing in 1996. Four-year performance periods under the LTIP were completed in 1994, 1995 and 1996 and actual payments thereunder are shown in the Summary Compensation Table for those years. Since the Plan's inception in 1988, successive four-year performance periods have begun in each fiscal year, and it is intended that additional four-year performance periods will commence each year.
(2) The Maximum Award is set at 150% of the Target Award; if performance computations would result in a higher award, it will be reduced to the Maximum Award amount.

  PENSION PLANS. The tables below show certain estimated annual benefits payable upon retirement to the Named Executive Officers under the Pension Plan in conjunction with a Supplemental Pension Plan. (The Pension Plan and the Supplemental Pension Plan are together referred to as the "Pension Plans").

  Pension Plan Table I shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Bateman, Mr. Roden, and Mr. Magee, who were first employed prior to January 1, 1989.

                             PENSION PLAN TABLE I

 AVERAGE
  5 YEAR                        ESTIMATED AMOUNT OF ANNUAL PENSION BENEFIT
 CREDITED                  -----------------------------------------------------
  SALARY                      10       15       20       25       30       35
@ 12/31/96                  YEARS    YEARS    YEARS    YEARS    YEARS    YEARS
----------                 -------- -------- -------- -------- -------- --------
$600,000.................. $132,005 $198,007 $264,010 $330,012 $330,012 $330,012
$550,000.................. $120,755 $181,132 $241,510 $301,887 $301,887 $301,887
$500,000.................. $109,505 $164,257 $219,010 $273,762 $273,762 $273,762
$450,000.................. $ 98,255 $147,382 $196,510 $245,637 $245,637 $245,637
$400,000.................. $ 87,005 $130,507 $174,010 $217,512 $217,512 $217,512
$350,000.................. $ 75,755 $113,632 $151,510 $189,387 $189,387 $189,387
$300,000.................. $ 64,505 $ 96,757 $129,010 $161,262 $161,262 $161,262
$250,000.................. $ 53,255 $ 79,882 $106,510 $133,137 $133,137 $133,137
$200,000.................. $ 42,005 $ 63,007 $ 84,010 $105,012 $105,012 $105,012
$150,000.................. $ 30,755 $ 46,132 $ 61,510 $ 76,887 $ 76,887 $ 76,887
$125,000.................. $ 25,130 $ 37,695 $ 50,260 $ 62,825 $ 62,825 $ 62,825

  Pension Plan Table II shows the estimated annual benefits payable upon retirement under the Pension Plans to Mr. Cummins and Mr. Roman who were first employed after January 1, 1989.

                             PENSION PLAN TABLE II

  AVERAGE
  5 YEAR                         ESTIMATED AMOUNT OF ANNUAL PENSION BENEFIT
  CREDITED                  -----------------------------------------------------
  SALARY                       10       15       20       25       30       35
 @12/31/96                   YEARS    YEARS    YEARS    YEARS    YEARS    YEARS
----------                  -------- -------- -------- -------- -------- --------
  $600,000................. $115,621 $173,432 $231,242 $289,053 $289,053 $289,053
  $550,000................. $105,871 $158,807 $211,742 $264,678 $264,678 $264,678
  $500,000................. $ 96,121 $144,182 $192,242 $240,303 $240,303 $240,303
  $450,000................. $ 86,371 $129,557 $172,742 $215,928 $215,928 $215,928
  $400,000................. $ 76,621 $114,932 $153,242 $191,553 $191,553 $191,553
  $350,000................. $ 66,871 $100,307 $133,742 $167,178 $167,178 $167,178
  $300,000................. $ 57,121 $ 85,682 $114,242 $142,803 $142,803 $142,803
  $250,000................. $ 47,371 $ 71,057 $ 94,742 $118,428 $118,428 $118,428
  $200,000................. $ 37,621 $ 56,432 $ 75,242 $ 94,053 $ 94,053 $ 94,053
  $150,000................. $ 27,871 $ 41,807 $ 55,742 $ 69,678 $ 69,678 $ 69,678
  $125,000................. $ 22,996 $ 34,494 $ 45,992 $ 57,491 $ 57,491 $ 57,491

  Covered compensation is the highest five-year average of the amounts shown in the "Salary" column of the Summary Compensation Table.

  For the purposes of the Pension Plans, executive officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Bateman, 9 years; Mr. Roden, 13 years; Mr. Cummins, 5 years; Mr. Roman, 3 years; and Mr. Magee, 11 years.

  The retirement benefits shown in the Pension Plan Tables assume that benefits will be payable at age 65 in the form of a single life annuity, and are not subject to any deduction for Social Security or other offset amounts. For the purposes of calculating benefits under the Pension Plans, no Named Executive Officer may be credited with more than 25 years of service.

                               ----------------

  Notwithstanding anything to the contrary set forth in any of Harleysville Group's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and performance graphs on pages 18 and 19 shall not be incorporated by reference into any such filings.

                          REPORT OF THE COMPENSATION
                       & PERSONNEL DEVELOPMENT COMMITTEE

  The Compensation & Personnel Development Committee (the "Compensation Committee") is charged generally with the review and development of compensation and personnel practices regarding Harleysville Group and its employees, including executive officers. In addition to setting compensation policies, the Compensation Committee oversees Harleysville Group's management development and succession programs.

  The Compensation Committee bases its compensation recommendations upon information derived from multiple sources including the Human Resources Department of Harleysville Group, outside compensation consultants, industry surveys, and recommendations of management. The Committee believes that consideration of these diverse sources of information helps to create a balanced and appropriate compensation program.

  The Compensation Committee considers factors such as the following in establishing executive compensation:

  . the personal performance of the executive officer;

  . the achievement by Harleysville Group of annual corporate goals;

  . the achievement by Harleysville Group of an acceptable return on equity;

  . the performance of Harleysville Group contrasted with the performance of certain of its competitors; and

  . the need of Harleysville Group to attract, retain and motivate superior management.

  The consideration of these different factors permits the encouragement of corporate goals including but not limited to sustained and consistent management; enhancement of stockholder value; and the completion of strategic initiatives. Reflecting these different factors, the compensation program for executive officers contains several components:

  1. Base Salary--Base salary is based upon a general competitive review and a review of industry-specific data in which the peer group is determined primarily by size of company. This group is unrelated to the performance graph peer group although each peer group may contain some of the same companies. Harleysville Group believes size of company is more useful in determining salary than using the performance graph peer group which includes companies of various sizes and substantially different characteristics, e.g., distribution system and geographical locale. Base salary reflects corporate performance as measured against the industry and always reflects an evaluation of the executive officer's performance of his or her duties. The corporate performance measures include return on equity, combined ratio and premium growth. Combined ratio as used in this report is a standard measurement in the property/casualty insurance industry and means the ratio produced by adding the ratio of losses, loss adjustment expenses and policyholders' dividends to net earned premiums, and the ratio of underwriting expenses to net written premium. Working with the advice of its outside compensation consultants, Harleysville Group generally sets its competitive salary midpoint for an executive officer position at the median level compared to those companies which it surveys. A salary range based on this midpoint is then developed.

  2. Senior Management Incentive Bonus Plan--This plan is designed to direct executive officer attention to the attainment of certain annual corporate goals. For 1996, the goals included: combined ratio; service and processing timeliness; and peer group standing on the basis of combined ratio. The weightings for each factor are: combined ratio--60%; service and processing goals--15%; and peer group ranking--25%. If a bonus is paid for combined ratio, such bonus amount can be increased by the percentage of growth achieved up to 30% of the bonus for combined ratio. The peer group in 1996 was a group of thirteen property/casualty insurance companies consisting of companies chosen according to various factors of comparability including size, method of operations, and type of distribution system and is unrelated to the performance graph peer group, although both peer groups may contain some of the same companies. The peer group commencing in 1997 is the U.S. property/ casualty industry as a whole as reported in the A.M. Best Company, Inc. statistical study in the Best Week Property/Casualty Supplement. The plan is designed to pay bonuses at a level of 15% to 30% of annual salary when the target goals are achieved. Payouts may range up to 175% of the target award based upon performance falling within a stated range of the target. The size of the award range is determined for the Chief Executive Officer specifically and executive officers generally based on an analysis of the appropriate competitive total compensation package that is typically available for executive officers of a property/casualty insurance company with similar characteristics. There is no payout unless the combined after-tax net income as reported on the Combined Annual Statement plus after-tax net income resulting to Harleysville Group from management agreements is at least 2% of the combined net earned premium as shown on such statement. The Combined Annual Statement is a financial statement required to be filed with state insurance regulatory authorities and includes financial information on a combined basis for all property/casualty insurance companies owned by Harleysville Group and Harleysville Mutual Insurance Company. Additionally, for years prior to 1996 payouts were subject to reduction on account of the failure of the executive officer to achieve personal, discretionary goals. As of 1996, all payouts are based solely on objective criteria. The payouts since 1994 reflect that the target goals were not fully attained in all instances. There was no payout earned for 1994 because combined after-tax net income did not equal or exceed the aforementioned threshold requirement of 2% of combined net earned premium.

  3. Long-Term Incentive Plan--This plan has been designed to reward certain executive officers of Harleysville Group primarily for the attainment of long-term return on equity goals. Under the plan covering the four-year period beginning in 1996, the target return on equity goal is 12%, and, if return on equity is 8% or greater, an additional incentive is payable so long as written premium growth is at least 8%. Again, the size of the award opportunity is determined for the Chief Executive Officer specifically and executive officers generally based on the same factors referenced under the Senior Management Incentive Bonus Plan above. In the event that return on equity falls below a stated level, a negative percentage of the target award will be assessed. Potential target awards for each year are designed to range from 25% to 45% of a participant's salary. The actual payout under the Plan for the four-year period ending in 1996, is 128% of target for Mr. Bateman and the other Named Executive Officers who participate. These results are due to the return on equity being higher than the target return for two of the four years, i.e., 1993 and 1995.

  4. Equity Incentive Plan--This plan is designed to encourage stock ownership in Harleysville Group by officers and certain key employees and to provide additional incentives to work to maximize stockholder value. Harleysville Group typically grants stock options annually to officers and key employees of Harleysville Group, its parent and its designated subsidiaries. For awards in 1996, the Compensation Committee continued to rely upon the advice of Harleysville Group's outside compensation consultants to increase awards above those existing in 1994 for Named Executive Officers. The determination was made by the Compensation Committee in order to maintain executive officer total compensation, i.e., the total amount of cash compensation available to an executive officer in any one year, closer to the market average. The companies surveyed in determining the market average are those used for determining base salary. In order to receive stock options at a level necessary to keep the total cash compensation available at the market average, executive officers above a certain level, including Mr. Bateman and all Named Executive Officers, must own a minimum number of shares of Harleysville Group Common Stock. In 1996, all such officers owned at least the required minimum number of shares.

  Mr. Bateman's compensation was determined by the Compensation Committee following the factors set forth above. His total compensation, composed of base salary, Senior Management Incentive Bonus Plan award, Long-Term Incentive Plan award, and stock option grants was compared with compensation packages of similar officers within the insurance industry. His awards under the Senior Management Incentive Bonus Plan, Long-Term Incentive Plan and Equity Incentive Plan were made pursuant to those plans and pursuant to the normal considerations by the Compensation Committee. In determining Mr. Bateman's base salary in 1996, the Committee evaluated his personal and company performance on both a qualitative and quantitative level.

  Harleysville Group's results in 1996 were mixed. Although results on the whole declined from 1995's performance levels on account of weather catastrophes in 1996, underlying, i.e. non-weather related, results actually improved. As a result of the "blizzard of the century" and related January storms, and Hurricanes Bertha & Fran in the third quarter, return on equity fell to 8.5% from 13.6% in 1995. However, if the impact of these weather catastrophes is removed the return on equity would have been 13.6%. Likewise, the 1996 combined ratio of 107.3%, while higher than 1995's 103.4%, would have been 102.7% without the aforementioned weather catastrophes. During 1996, net written premium (i.e., all premiums written net of reinsurance premiums paid) increased 30.7% to $660.7 million. After excluding the effect of the pooling change occurring in 1996, the growth was 10.1%, which is more than double that of the expected industry growth of 3.6%. Operating earnings per share were $1.91 per share in 1996, a decrease from $2.95 per share in 1995, but, again, if the reduction in operating earnings resulting from the weather related catastrophes is added back in, the operating earnings would have been $3.23 per share, a 9.5% increase over 1995's $2.95 per share. Net income was $2.06 per share compared to $3.06 in 1995, but would have been $3.38 per share compared to $3.06 per share in 1995 if not for the weather related catastrophes. Stockholders equity increased from $345.0 million to $370.2 million, with book value per share increasing from $25.15 to $26.18. The Committee further took into account Mr. Bateman's efforts in working to reduce exposure to weather catastrophes such as continued geographical expansion into the midwest and mid-south areas, the development of an internal property catastrophe reinsurance arrangement between Harleysville Group and Harleysville Mutual, coastal exposure management, and the pooling of Lake States effective January 1, 1997. Based on the foregoing factors, with all being considered equally, the Committee determined the appropriate base salary compensation level for Mr. Bateman.

  The limits on full deductibility of compensation for Harleysville Group posed by Internal Revenue Code Section 162(m) are not currently a problem for Harleysville Group inasmuch as compensation levels for Mr. Bateman and the Named Executive Officers (not including any compensation derived through exercise of options granted pursuant to the Equity Incentive Plan) do not currently approach the $1,000,000 threshold figure. Any compensation derived from exercise of existing stock options is fully deductible under current requirements for exemption from inclusion in income. Income realized from exercises of future stock options will be deductible if the proposed Amended and Restated Equity Incentive Plan is approved by stockholders at the Annual Meeting. Harleysville Group will, of course, continue to monitor this issue and will take appropriate action to respond to developments and growth in compensation.

COMPENSATION & PERSONNEL DEVELOPMENT COMMITTEE

  H. Bryce Jordan, Chairperson
  Robert D. Buzzell
  William E. Strasburg

                           STOCK PERFORMANCE GRAPHS

  The following graphs(/1/) show changes over the past ten-year period and five-year period (all full calendar year periods since the Company's initial public offering in May 1986) in the value of $100 invested in (1) Harleysville Group Common Stock; (2) the NASDAQ Stock Market index(/2/); and (3) the Peer Group index(/3/). The stock price performance shown on the graphs below is not necessarily indicative of future price performance. All values are as of the last trading day of each year.

          COMPARISON OF TEN-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN


                           [LINE GRAPH APPEARS HERE]


              Harleysville           NASDAQ Stock
               Group Inc.               Market              Peer Group

1986            100.00                  100.00                100.00
1987             95.00                   95.50                 96.50
1988            133.90                  113.30                103.00
1989            209.50                  137.30                145.10
1990            188.20                  116.60                138.70
1991            268.70                  187.20                196.90
1992            365.90                  217.90                264.80
1993            400.30                  250.10                273.70
1994            330.40                  244.50                263.80
1995            452.90                  345.70                369.50
1996            439.50                  425.30                404.70

/(A)/ The lines represent annual index levels derived from compounded daily returns that include all dividends.
/(B)/ The indexes are reweighted daily, using the market capitalization on the previous trading day.
/(C)/ The index level for all series was set to 100.00 on 12/31/86.

             COMPARISON OF FIVE-YEAR CUMULATIVE STOCKHOLDER RETURN


                           [LINE GRAPH APPEARS HERE]

                   Harleysville            NASDAQ Stock
                    Group Inc.                Market           Peer Group
1991                100.00                   100.00             100.00
1992                136.20                   116.40             134.50
1993                149.00                   133.60             139.00
1994                123.00                   130.60             134.00
1995                168.60                   184.70             187.70
1996                163.60                   227.20             205.60

/(A)/ The lines represent annual index levels derived from compounded daily returns that include all dividends.

/(B)/ The indexes are reweighted daily, using the market capitalization on the previous trading day.
/(C)/ The index level for all series was set to 100.00 on 12/29/91.

  The year-end values of each investment shown in the preceding graphs are based on share price appreciation plus dividends, with the dividends reinvested as of the day such dividends were ex-dividend. The calculations exclude trading commissions and taxes. Total stockholder returns from each investment, whether measured in dollars or percentages, can be calculated from the year-end investment values shown beneath each graph.
--------
(1) Prepared by the Center for Research in Security Prices ("CRSP").
(2) Based on CRSP Index for NASDAQ Stock Market (U.S. Companies).
(3) The Peer Group Index includes all the NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339: U.S. and Foreign fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP, at the University of Chicago Graduate School of Business, 1101 East 58th Street, Chicago, Illinois, 60637; (312) 702-7467.

                       APPROVAL OF AMENDED AND RESTATED
                 HARLEYSVILLE GROUP INC. EQUITY INCENTIVE PLAN

  The Harleysville Group Inc. Equity Incentive Plan (the "Plan") enables Harleysville Group (the "Company") to grant stock options, stock appreciation rights, and restricted stock awards to officers and key employees of the Company, Harleysville Mutual and subsidiaries. The stockholders of the Company initially approved the Plan in 1986 and in 1990 approved an additional number of shares to be authorized thereunder. Non-employee directors of the Company are not eligible to participate in the Plan.

  The Board believes that the Plan has proved to be of substantial value to the Company over the years because it enables the Company to offer officers and key employees long-term performance-based compensation that creates a proprietary interest in the Company and motivates officers and key employees to contribute to the continuing financial success of the Company.

  From the Plan's inception in 1986 through December 31, 1996, options covering 1,336,998 shares of Common Stock (including options that subsequently terminated or lapsed and were regranted under the terms of the Plan) have been granted to officers and key employees. From 1986 through December 31, 1996, options for 680,952 shares have been exercised. The total of 1,276,440 shares which have been subject to grants as of such date leaves only 130,473 shares available for future options or awards.

  The number of shares of Common Stock remaining available for grants under the Plan are insufficient to adequately provide for participation of the number of officers and key employees who are eligible to receive such grants. Accordingly, the Board, subject to shareholder approval, has amended and restated the Plan to increase the aggregate number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares and to make further changes to insure that compensation paid thereunder, is to the extent permitted, deductible under Section 162(m) of the Internal Revenue Code ("Code") for the Named Executive Officers and to otherwise conform the Plan to revised Rule 16b-3 under the Securities Exchange Act of 1934. In the event the stockholders approve the current proposal to adopt the Amended and Restated Plan, a total of approximately 2,130,473 shares will be available for future options or awards under the Plan. The market value, as of March 12, 1997, of a share of the Common Stock is $31.00.

  The proposed amended and restated Plan is described below.

OPERATION OF THE PLAN

  Within certain limits, the Board has the right to alter, amend, or revoke the Plan. However, the Board may not, without the approval of the stockholders, alter or amend the plan to increase the maximum number of shares of Common Stock that may be issued under the Plan or the number of such shares that may be issued to any one participant, change the class of persons eligible to receive awards under the Plan, reduce the option price below that now provided for under the Plan, or change certain other conditions of the exercise of options.

  In the event of certain changes in the number or kind of outstanding shares of Common Stock, an appropriate adjustment may be made with respect to existing and future options. The proceeds received by the Company from the exercise of stock options under the Plan are added to the general funds of the Company.

  The Plan is administered by the Compensation and Personnel Development Committee of the Board. The current members of the Compensation Committee are Mr. Jordan, Mr. Buzzell and Mr. Strasburg.

 Stock Options

  Under the Plan, the Company may grant stock options designed to qualify for special tax treatment under Section 422 of the Code ("Incentive Stock Options") or stock options which are not intended to so qualify for special tax treatment under Section 422 of the Code ("Non-Qualified Stock Options"). The exercise price under a Stock Option may not be less than the fair market value of the stock on the date the option is granted. Pursuant to the Plan, the exercise price may be payable in cash or in Common Stock of the Company or a combination thereof. In addition, the Amended and Restated Plan will permit the Compensation Committee to specify at the time of the option grant that any withholding taxes required to be paid by the officer and key employee at the time of exercise may be paid through delivery of or forbearance to receive Common Stock of the Company. Generally, no option may be exercised during the first year of its term and only 50% of the option may be exercised during its second year. The Plan provides that stock options are immediately exercisable upon a change in control of the Company (except for Incentive Stock Options within six months of grant). A change in control would include a consolidation or merger of the Company into another company, a sale of all the assets of the Company, liquidation or dissolution, one entity acquiring 20% of the voting securities of the Company, or a majority of Board members of Harleysville Mutual or the Company changing within two years, or other change in the power to direct the affairs of the Company.

  All unexercised options will terminate, unless the Committee otherwise provides, after ten years or earlier upon the optionees' termination of employment, retirement, death or disability provided that no Incentive Stock Option shall be exercisable after ten years from the date of grant. The Plan provides that unless the Committee provides otherwise, all options terminate as of the date of termination of employment except in the case of retirement, death or disability. Unless the Committee otherwise provides, employees who retire after attaining age 55 and prior to attaining age 62 have one year to exercise their options, and employees retiring after age 62 have two years after retirement to exercise their options, all of which vest upon retirement except for Incentive Stock Options which will vest only if held six months, if not otherwise expired. The Plan will permit the Committee to allow Non-Qualified Stock Options to be transferred to immediate family members. No officer or key employee may receive more than 100,000 options in any calendar year under the Amended and Restated Plan.

  Incentive Stock Options will be subject to the requirements of Code Section 422 that the aggregate fair market value of stock subject to an Incentive Stock Option exercisable for the first time by a participant during a calendar year shall not exceed $100,000 and no Incentive Stock Option shall be granted to any employee if such employee at the time the option is granted possesses more than 10% of the total combined voting power of all classes of stock of the Company unless the option price at date of grant is 110% of the fair market value of the stock subject to the option and is not exercisable after the expiration of five years from date of grant.

 Stock Appreciation Rights

  The Plan also permits the Compensation Committee to grant Stock Appreciation Rights in conjunction with the granting of stock options under the Plan. These rights entitle the recipient to receive at the time of the exercise of the related stock option, cash equal to the difference between the fair market value of the share at the time of exercise and the fair market value of a share of stock at the time of the grant of Stock Appreciation Rights, which cash may be applied to the purchase price of the related stock option.

 Restricted Stock Awards

  The Plan further authorizes the Compensation Committee to grant restricted stock upon such terms and conditions as the Committee finds appropriate.

  The Company has at no time since the inception of the Plan issued any Restricted Stock Awards to any officers or key employees under the Plan.

FEDERAL TAX CONSEQUENCES

  The following discussion addresses certain federal tax consequences in connection with awards under the Plan. State and local tax treatment is subject to individual state and local laws and is not reviewed in this discussion.

 Incentive Stock Options

  An Incentive Stock Option results in no taxable income to the optionee or a deduction to the Company at the time it is granted or exercised. If the optionee retains the stock received as a result of an exercise of an Incentive Stock Option for at least two years from the date of grant and one year from the date of exercise, then the gain is treated as long term capital gain. If the shares are disposed of during this period, the option will be treated similar to a Non-Qualified Stock Option. The Company receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the optionee.

 Non-Qualified Stock Options

  A Non-Qualified Stock Option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then fair market value of the shares. Subject to the applicable provisions of the Code, the deduction for federal income tax purposes will be allowed for the Company in the year of the exercise in an amount equal to the taxable compensation realized by the optionee. Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to a Named Executive Officer in any one year. Total remuneration would include amounts received upon the exercise of Non-Qualified Stock Options. An exception does exist, however, for "performance-based compensation," including amounts received upon the exercise of stock options (the exercise price for which is at or above the fair market value of the underlying shares at the date of grant), if such options are granted pursuant to a plan approved by stockholders that meets certain requirements. The Plan is intended to make grants of Non-Qualified Stock Options thereunder meet the requirements of "performance-based compensation."

 Stock Appreciation Rights

  No income will be recognized by the recipient of a Stock Appreciation Right until the underlying stock option is exercised and cash is either paid or credited to the purchase price of the underlying stock option. The amount of such income will be equal to the fair market value of such shares on the exercise date less the fair market value on date of grant and will be ordinary income. The Company will be entitled to a deduction under the same rules described in connection with Non-Qualified Stock Options.

 Restricted Stock Awards

  No income will be recognized by the recipient of a Restricted Stock Award if such Award is subject to a substantial risk of forfeiture. Generally, when the substantial risk of forfeiture terminates with respect to a Restricted Stock Award, then the fair market value of the stock will constitute ordinary income to the employee. Concurrently, generally for federal income tax purposes a deduction will be allowed to the Company in an amount equal to the compensation realized by the employee. Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to a Named Executive Officer in any one year. Total remuneration would include amounts received as Restricted Stock Awards. Although an exception exists for "performance-based compensation," Restricted Stock Awards granted under the Plan generally will not qualify as performance-based compensation unless the grants are made subject to certain performance goals that have been approved by the stockholders.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting is required for the adoption of this Amended and Restated Plan.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

                         APPROVAL OF AMENDMENT TO THE
           HARLEYSVILLE GROUP INC. 1995 EMPLOYEE STOCK PURCHASE PLAN

  The Harleysville Group Inc. 1995 Employee Stock Purchase Plan ("1995 Plan") enables employees of the Company to purchase Common Stock of the Company at a discount on a tax favored basis. Stockholders of the Company initially approved the Plan in 1986 and in 1995 approved an amended and restated Plan which included the authorization of an additional 500,000 shares thereunder. Non-employee directors of the Company are not eligible to participate in the 1995 Plan.

  The Board believes that the 1995 Plan has proven to be of significant value to the Company over the years because it enables Company employees to acquire or increase their proprietary interest in the Company which in turn motivates them to contribute to the continuing financial success of the Company.

  Since the 1995 Plan was approved by the stockholders in 1995, 65,646 shares of Common Stock have been purchased by employees, while 365,146 shares have been purchased since 1986.

  In order to further the ability of Company employees to increase their proprietary interests in the Company, the Board, subject to stockholder approval, has amended the 1995 Plan to provide that the maximum contribution to the 1995 Plan be increased from 10% of an employee's base pay to 15% of an employee's base pay. The Board believes that a substantial number of employees will take advantage of the additional opportunity to purchase Common Stock under the 1995 Plan.

OPERATION OF THE 1995 PLAN

  The other features of the Plan, which are described below, will remain unchanged. The 1995 Plan is designed to qualify for favorable tax treatment under Section 423 of the Code. It is available to all regular full and part-time employees of the Company, Harleysville Mutual, and subsidiaries who work twenty (20) hours or more per week. The 1995 Plan contains twenty (20) six-month subscription periods commencing July 15, 1995 with the last one scheduled to commence January 15, 2005. Employees may enroll during a two-week enrollment period immediately preceding each subscription period and no employee may assign his or her rights to participate in the 1995 Plan to anyone else.

  The purchase price of a share is the lesser of 85% of the fair market value of a share of Common Stock on the last trading day before the first day of the subscription period or 85% of the fair market value of such share on the last trading day of such subscription period. The fair market value of the stock is determined by the closing price of a share on the NASDAQ National Market System.

  Contributions by employees are made only through payroll deductions and employees may contribute bi-weekly between the lesser of 1% of base pay or $3.00 up to currently 10% of base pay on an after-tax basis, subject to the limitation that no employee can purchase more than $25,000 in fair market value of Company stock under this program during any one calendar year and no employee may purchase shares if such purchase will cause that employee to own 5% or more of the voting power of the Company. No interest to employees accrues on payroll deductions. An employee may discontinue participation in the 1995 Plan at any time. If at any time the number of shares subscribed exceeds the number of shares available, the shares available will be allocated to employees in proportion to 1995 Plan account balances.

  Shares are issued in book entry form and at the end of each subscription period, an employee will be credited with the number of shares, including fractional shares to four decimal places, produced by dividing the amount contributed during the subscription period by the purchase price.

  The shares issued under the 1995 Plan may be either authorized but unissued shares or shares reacquired by the Company.

  The 1995 Plan provides for adjustments in the shares reserved and available for the 1995 Plan, by reason of a stock split, stock dividend, merger, consolidation, combination of shares or similar occurrence.

 Administration

  The 1995 Plan is administered by a Committee of three members appointed by the Board of Directors of the Company. The Committee has the general authority to interpret the provisions of the 1995 Plan and adopt such rules as it deems necessary or desirable for its administration; provided, however, that the Committee will have no discretion with respect to the eligibility of employees to participate, the number of shares of stock subject to the 1995 Plan, or the purchase price thereunder.

 Termination and Amendments

  The 1995 Plan may be suspended or terminated by the Board at any time. The Board may amend the 1995 Plan for any reason, except that it may not, without stockholder approval, change the selection or eligibility of employees to participate in the 1995 Plan, the number of shares of stock subject to purchase or the purchase price thereunder, or materially increase the benefits accruing to employees under the 1995 Plan.

 Participation in the Plan

  Participation in the 1995 Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination of the level of payroll deduction. Accordingly, future purchases under the Plan are not determinable. Nevertheless, the following table sets forth certain information regarding shares purchased under the 1995 Plan during fiscal 1996 by the Company's Chief Executive Officer and Named Executive Officers as shown in the Summary Compensation Table, all current executive officers as a group, and all other employees who participated in the 1995 Plan as a group.

                                           NUMBER OF          DOLLAR VALUE
          NAME AND POSITION           SHARES PURCHASED(1) AT PURCHASE DATES(2)
          -----------------           ------------------- --------------------
Walter R. Bateman, II................         954.2           $  8,212.21
 President &
 Chief Executive Officer
Thomas E. Roden......................         367.5           $  2,492.94
 Executive Vice President
Mark R. Cummins......................         - 0 -                 - 0 -
 Senior Vice President,
 Chief Investment Officer
 and Treasurer
Spencer M. Roman.....................         479.7           $  3,199.50
 Senior Vice President
Bruce J. Magee.......................         139.8           $    940.88
 Senior Vice President and
 Chief Financial Officer
All Current Executive Officers as a         2,789.8           $ 20,570.49
 Group...............................
All Other Employees as a Group.......      47,104.5           $317,538.15

--------
(1) Purchase dates in 1996 were January 14, 1996 and July 14, 1996.
(2) Value equals fair market value of the shares on date of purchase minus the purchase price under the 1995 Plan.

FEDERAL INCOME TAX CONSEQUENCES

  No income will be realized for federal income tax purposes by an employee upon the purchase of shares under the 1995 Plan. For employees who do not dispose of their shares within two years after the date on which the right to purchase was granted (the beginning of the subscription period) or within one year after their shares were purchased, the gain on sale of the shares (or their increase in value in the event of death prior to sale) will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) an amount equal to the difference between the fair market value of the shares on the date of grant and 85% of such value on such date or (ii) an amount equal to the difference between the fair market value of the shares at the time of disposition and the amount paid for such shares under the 1995 Plan. Any additional gain will be treated as long-term capital gain assuming the shares are capital assets in the employee's hands. If an employee is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction for federal income tax purposes with respect thereto. For employees who dispose of their shares within two years after the beginning of the subscription period or within one year after their shares were purchased, the gain on the sale of the shares will, under the present provisions of the Code, be taxed as ordinary income to the extent of the lesser of (i) the difference between the purchase price of the shares and the fair market value of the shares on the purchase date or
(ii) the difference between the fair market value at the time of disposition and the purchase price. Such difference will be deductible by the Company for federal income tax purposes. Any additional gain will be treated as long-term or short-term capital gain, depending on whether the shares have been held for more or less than one year from the date they were purchased. Depending upon the circumstances, the deductible portion of an employee's long-term capital gains, as described above, may be subject to the alternative minimum tax.

  The foregoing is only a summary of federal income tax consequences, and does not purport to be complete.

VOTE REQUIRED

  The affirmative vote of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting is required for the adoption of this proposed amendment.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN TO RAISE THE MAXIMUM CONTRIBUTION.

                             CERTAIN TRANSACTIONS

  Harleysville Group was formed by Harleysville Mutual in 1979 and was a wholly-owned subsidiary of Harleysville Mutual until June 1986, when shares of Harleysville Group's Common Stock were sold in a public offering, thereby reducing Harleysville Mutual's ownership of Harleysville Group's outstanding Common Stock from 100% to approximately 70% at that time. In April 1992, Harleysville Mutual sold additional shares of its Harleysville Group Common Stock holdings, further reducing Harleysville Mutual's ownership to approximately 55%. Harleysville Group's operations are interrelated with the operations of Harleysville Mutual. Harleysville Group believes that its various transactions with Harleysville Mutual, some of which are summarized herein, have been on terms no less favorable to Harleysville Group than the terms that could have been negotiated with an independent third party.

  Under the terms of a lease effective January 1, 1995, Harleysville Mutual rents the home office property from a partnership owned by Harleysville Group for a five-year term at a base rent of $2,753,000. Harleysville Mutual may also pay additional rent, based on a formula, for any additions, improvements or renovations. There was no additional rental payment for 1996. Harleysville Mutual is also responsible for all operating expenses including maintenance and repairs. The base rent and formula for additional charges are based upon an appraisal obtained from an independent real estate appraiser. Harleysville Mutual and Harleysville Group and their respective affiliates share these facilities, and the expenses thereof are allocated according to an intercompany allocation agreement.

  Harleysville Group provides certain management to Harleysville Mutual and certain other affiliates. Under related agreements, Harleysville Group serves as the paymaster for the Harleysville companies, with each company being charged for its proportionate share of salary and employee benefits expense based upon time allocation. Harleysville Group received a fee of $6,627,810 in 1996 for its services under these management agreements.

  Harleysville Group borrowed approximately $18.5 million from Harleysville Mutual in connection with the acquisition of Mid-America Insurance Company and New York Casualty Insurance Company in 1991. The loan bears interest at LIBOR plus 1%, with no penalty for prepayment. It is a demand loan with a stated maturity in 1998.

  Harleysville Group's property and casualty insurance subsidiaries participate in an underwriting pool with Harleysville Mutual whereby such subsidiaries cede to Harleysville Mutual all of their insurance business and assume from Harleysville Mutual an amount equal to their participation in the pooling agreement. All losses and loss settlement expenses and other underwriting expenses are prorated among the parties on the basis of participation in the pooling agreement. The agreement pertains to all insurance business written or earned on or after January 1, 1986, and Harleysville Group's pool participants are not liable for losses occurring prior to January 1, 1986. Harleysville Group's participation in 1996 was 65%. On January 1, 1997, Harleysville Group's pool participation was increased to 70%. The pooling agreement may be amended or terminated by agreement of the parties. Information describing the pooling arrangement is contained in Harleysville Group's 1996 Annual Report to Stockholders, a copy of which is enclosed with this Proxy Statement and to which reference is hereby made.

  Mr. Mitchell will receive in 1997 a payout of $280,800 for the four-year period 1993-1996 under the Long-Term Incentive Plan for his services as Chief Executive Officer during 1993.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Representatives of KPMG Peat Marwick, LLP, the independent public accountants who audited Harleysville Group's 1996 financial statements, will attend the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions presented by stockholders at the Annual Meeting.

                                 ANNUAL REPORT

  A copy of Harleysville Group's Annual Report for its fiscal year ended December 31, 1996 is being mailed to Harleysville Group's stockholders with this Proxy Statement.

                             STOCKHOLDER PROPOSALS

  Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in Harleysville Group's proxy statement for its 1998 Annual Meeting of Stockholders must deliver such proposal in writing to Harleysville Group's Secretary at Harleysville Group's principal executive offices at 355 Maple Avenue, Harleysville, Pennsylvania 19438, not later than November 21, 1997.

                                OTHER PROPOSALS

  The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

Date: March 21, 1997

XPU-056 (Ed. 3-97)

                                  APPENDIX 1

                            HARLEYSVILLE GROUP INC.
                             EQUITY INCENTIVE PLAN
                    AMENDED AND RESTATED FEBRUARY 26, 1997

                      T A B L E    O F    C O N T E N T S
--------------------------------------------------------------------------------

  I.   INTRODUCTION................................................... 1

       A.    Purpose of the Plan...................................... 1
       B.    Definitions.............................................. 1

 II.   PLAN ADMINISTRATION............................................ 4

       A.    Administration........................................... 4
       B.    Eligibility.............................................. 5
       C.    Maximum Number of Shares Available....................... 5
       D.    Maximum Shares Awarded................................... 6
       E.    Adjustments.............................................. 6
       F.    Registration Conditions.................................. 6
       G.    Rights Upon a Change in Control.......................... 7

III.   STOCK OPTIONS.................................................. 7

       A.    Type of Option........................................... 7
       B.    Price.................................................... 7
       C.    Exercise Term and Vesting................................ 7
       D.    Exercise Procedures...................................... 8
       E.    Payment.................................................. 8
       F.    Rights Upon Termination of Employment.................... 8
       G.    Restrictions Upon Transfer............................... 9
       H.    Incentive Stock Options.................................. 9

IV.    STOCK APPRECIATION RIGHTS...................................... 11

       A.    Grant of Rights.......................................... 11
       B.    Term..................................................... 11
       C.    Limits on Stock Appreciation Rights...................... 11
       D.    Payment.................................................. 12
       E.    Other Terms.............................................. 12

V.     RESTRICTED STOCK AWARDS........................................ 12

       A.    Price.................................................... 12
       B.    Restriction Period....................................... 12
       C.    Restriction Upon Transfer................................ 12
       D.    Certificates............................................. 13
       E.    Lapse of Restrictions.................................... 13
       F.    Termination Prior to Lapse of Restrictions............... 13


VI.   MISCELLANEOUS PROVISIONS.......................................  14

      A.    Amendment, Suspension and Termination
            of the Plan..............................................  14
      B.    Government and Other Regulations.........................  14
      C.    Other Compensation Plans and Programs....................  14
      D.    Withholding Taxes........................................  14
      E.    Single or Multiple Documents.............................  14
      F.    Non-Uniform Determinations...............................  14
      G.    Construction of Plan.....................................  14
      H.    Pronouns, Singular and Plural............................  15
      I.    Limitation of Rights.....................................  15
      J.    Duration of the Plan.....................................  15
      K.    Stockholder Approval.....................................  15

                            HARLEYSVILLE GROUP INC.

                             EQUITY INCENTIVE PLAN
                     AMENDED AND RESTATED FEBRUARY 26, 1997


I.  INTRODUCTION
    ------------

    A.   PURPOSE OF THE PLAN:  Harleysville Group Inc. (the "Company') has
         -------------------
         established the Plan to further the growth, development and success of the Company by providing additional incentives to those officers and key employees who are responsible for the management of the Company's business affairs which enable them to participate directly in the growth of the capital stock of the Company. The Company intends that the Plan will facilitate securing, retaining, and motivating management employees of high caliber and potential. It is intended that the amended and restated Plan shall satisfy the requirements for transactions pursuant hereto to be exempt from Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act") and for compensation paid hereunder to be fully deductible to the Company to the extent permitted under Section 162(m) of the Internal Revenue Code of 1986.

    B.   DEFINITIONS:  When used in the Plan, the following terms shall have the
         -----------
         meanings set forth below:

          1. "Award(s)" shall mean Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights and restricted stock made under the Plan.

          2. "Change in Control" shall mean if any of the following have occurred: (i) there shall be consummated (a) any consolidation or merger of the Company or the Parent in which they are not the continuing or survivor corporation or pursuant to which shares of the Company's stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company's stock immediately prior to the merger have substantially the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company or the Parent or (ii) the stockholders of the Company or policyholders of the Parent shall approve any plan or proposal for the liquidation or dissolution of the Company or the Parent or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) (2) of the Exchange Act, other than the Company, the Parent, or a subsidiary thereof or any employee benefit plan sponsored by the Company, the Parent, or a subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from special circumstances) having the right to vote in the election of Directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of the Company or the Parent shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election of each new Director during such two-year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such two-year period or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of
             Schedule 14A of Regulation 14A promulgated under the Exchange Act or (vi) any other change in the power to direct or cause the direction of management and policies of the Company or the Parent, by contract or otherwise.

          3. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

          4. "Board" shall mean the Board of Directors of the Company.

          5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          6. "Committee" shall mean the Compensation & Personnel Development Committee of the Board of Directors of Harleysville Group Inc. The Committee shall consist of two or more directors selected by the Board of Directors who:

             (i) are not current employees of the Company, the Parent or a subsidiary of the Company;

             (ii) are not former employees of the Company who receive compensation for prior services

                    (other than benefits under a tax-qualified retirement plan) during the taxable year;

             (iii) have not been officers of the Company and is not currently an officer of the Company, the Parent or subsidiary of the Company;

             (iv) do not receive remuneration from the Company, the Parent or a subsidiary of the Company either directly or indirectly for services rendered in any capacity other than as a director, except for an amount that is de minimis remuneration within the meaning of Treasury Regulation
                    (S)1.162.27(e)(iii) and does not exceed the dollar amount for which disclosure would be required pursuant to Item 404
                    (a) of Regulation S-K;

             (v) do not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

             (vi) are not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

          7. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

          8. "Director" shall mean a member of the Board of Directors of the Company.

          9. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

         10. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         11. "Fair Market Value" shall mean the closing price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which a transaction took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Plan purposes or as is required by applicable laws or regulations.

         12. "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option, set forth in
             Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         13. "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

         14. "Parent" shall mean Harleysville Mutual Insurance Company.

         15. "Participant" shall mean those eligible officers and other key employees of the Company who receive Awards under the Plan.

         16. "Plan" shall mean the Company's Equity Incentive Plan amended February 26, 1997.

         17. "1990 Plan" shall mean the Equity Incentive Plan as amended and restated in 1990.

         18. "Stock Option" shall mean Non-Qualified Stock Option and Incentive Stock Option.

         19. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company for any reason other than retirement, death or disability.

II. PLAN ADMINISTRATION
    -------------------

    A.   ADMINISTRATION:  The Plan shall be administered by the Committee.
         --------------
         Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

          (i)  to interpret the Plan;

         (ii) to determine the employees to whom awards should be made under the Plan;

         (iii) to determine the type of awards to be made and the amount, size and terms of each such award;

         (iv) to determine the time when the awards are granted and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration thereof;

         (v) to prescribe, amend and rescind rules and regulations relating to the Plan; and

         (vi) to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, including those laws and regulations regarding deductibility from income under the Code and exemption from (S)16 of the Exchange Act, or by rules and regulations of a national securities exchange or the NASDAQ NMS.

         The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such action of a ministerial nature, including the preparation of award documents provided to participants, as shall be necessary to effectuate the intent and purposes hereof.

         Notwithstanding the foregoing, no Incentive Stock Options may be granted after the expiration of ten years from the Plan's adoption by the Board of Directors.

    B.   ELIGIBILITY:  Persons eligible to receive Awards under the Plan shall
         -----------
         be to those officers and other key employees of the Company, its Parent and its subsidiaries (as defined in Section 424 of the Code, or any amendment or substitute thereto) who are in positions in which their decisions, actions and counsel significantly impact upon the profitability and success of the Company. Directors of the Company who are not otherwise officers or employees of the Company, its Parent or its subsidiaries shall not be eligible to participate in the Plan.

    C.   MAXIMUM NUMBER OF SHARES AVAILABLE:  Subject to adjustment as specified
         ----------------------------------
         in Section II.E. below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 2,130,073 shares, which shall be newly registered subsequent to the adoption and approval of this Plan, plus such previously registered shares under the 1990 Plan that have not previously been granted or, if granted, have again become available for reissuance. If any previously registered shares again become available for issuance and are re-issued, they shall be fully subject to the terms and conditions of this Amended and Restated Plan. Such shares may be authorized and unissued shares or treasury shares. Except as provided herein, any shares subject to an option or right which for any reason expires or is forfeited or terminated in accordance with the Plan shall again be available under the Plan.

    D.   MAXIMUM SHARES AWARDED:  No one Participant shall receive stock options
         ----------------------
         or stock appreciation rights for more than 100,000 shares of Common Stock during any one calendar year under the Plan.

    E.   ADJUSTMENTS:  In the event of stock dividends, stock splits, re-
         -----------
         capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Plan in the aggregate or to any one individual shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares, and the option price of outstanding Stock Options shall be similarly adjusted. Also, in instances where another business entity is acquired by the Company or its Parent, and the Company or its Parent has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Board of the Company. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

    F.   REGISTRATION CONDITIONS:
         -----------------------

         1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

         2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

         3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

    G.   RIGHTS UPON A CHANGE IN CONTROL:  In the event of a Change in Control,
         -------------------------------
         notwithstanding any other restrictive provisions herein, all previously granted Stock Options and stock appreciation rights shall become exercisable immediately and all previously issued shares of restricted stock shall be issued free of restrictive legend, except that no Incentive Stock Option may be exercised prior to six months following the date of grant thereof.

III.  STOCK OPTIONS
      -------------

    All Stock Options granted to Participants under the Plan shall be subject to the following terms and conditions which shall be set forth in an appropriate written document ("Option Document") and which may provide such other terms, conditions and provisions, not inconsistent with this Plan, as the Committee may direct:

    A.   TYPE OF OPTION: Each Option Document shall identify the options
         --------------
         presented thereby as Incentive Stock Options or Non-Qualified Stock Options, as the case may be.

    B.   PRICE:  The option price per share shall not be less than one hundred
         -----
         percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, and in no event less than the par value of the stock.

    C.   EXERCISE TERM AND VESTING:  Except as provided in Paragraph F below,
         -------------------------
         50% of a Stock Option award shall be exercisable after the first anniversary of the award and the remaining 50% of the award shall be exercisable after the second anniversary of the award. Each Stock Option document shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate. All options shall expire as of 5:00 p.m. on the tenth anniversary of the grant unless the Committee provides otherwise.

    D.   EXERCISE PROCEDURES:  A Stock Option, or portion thereof, shall be
         -------------------
         exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full price of the shares being purchased, as well as payment of all withholding taxes due thereon, if any.

    E.   PAYMENT:  The price of an exercised Stock Option, or portion thereof,
         -------
         may be paid:

         1. by check, bank draft, money order, or electronic funds transfer payable to the order of the Company, or

         2. through the delivery of shares of the Company's Common Stock owned by the Participant, having an aggregate Fair Market Value as determined as of the date prior to exercise equal to the option price, or

         3. by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or

         4.  by a combination of 1, 2 and 3 above.

         In the event a Participant delivers already-owned shares of the Company's Common Stock, at the Participant's option, the Participant may provide an executed attestation of ownership in lieu of actual delivery of shares.

         Subject to the approval of the Committee as set forth in the Option Document or otherwise in accordance with Rule 16b-3 of the Exchange Act, a Participant may surrender already-owned shares of the Company's Common Stock or forego delivery of shares due as a result of the exercise in order to pay any withholding tax required to be collected upon exercise of a Non-Qualified Stock Option. Such shares shall be valued at their Fair Market Value pursuant to subparagraph 2 above.

         If payment is made under Section III.E.3. of the Plan, the written exercise notice may instruct the Company to deliver shares due upon the exercise of the Stock Option to a registered broker or dealer designated by the Company, if any, ("Designated Broker") in lieu of delivery to the optionee. Such instructions must designate the account into which the shares are to be deposited.

    F.   RIGHTS UPON TERMINATION OF EMPLOYMENT:  In the event that an optionee
         -------------------------------------
         ceases to be an employee of the Company, its Parent or its subsidiaries, for any reason other than retirement, death or disability, all Stock Options awarded to such optionee shall immediately expire unless the Committee in the Option Document or otherwise grants an additional period in which to exercise the Stock Options. In the event that an optionee retires, dies or becomes disabled prior to the expiration of his Stock Option and without having fully exercised his Stock Options, all Non-Qualified Stock Options and Incentive Stock Options that have been held for six months shall immediately become exercisable and the optionee or his successor shall have the right to exercise the Stock Option during its term within a period of one year after termination of employment due to retirement, death or disability to the extent that the Stock Option had not expired at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee; provided, however, an optionee who retires after attaining age 62 may exercise Non-Qualified Stock Options, if otherwise exercisable, during their term within two years after retirement; and provided further that ISO tax treatment shall be available only as permitted under the Internal Revenue Code.

         For purposes herein, retirement shall mean retirement at normal retirement date, pursuant to and in accordance with a pension plan or other regular retirement practice of the Company, or in accordance with the early retirement provision(s) thereof.

    G.   RESTRICTIONS UPON TRANSFER:  Unless otherwise directed by the
         --------------------------
         Committee, each Option Document for Non-Qualified Stock Options shall further provide that no option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Paragraph III.G. shall not prevent transfers to the Participant's spouse, children, grandchildren, parents or a trust established for any of them or the Participant, or by will or the laws of descent and distribution. If such a transfer is made, the employee may not receive any consideration therefor, and the Option will continue to be subject to the same terms and conditions as were applicable to the Option immediately before transfer.

    H.   INCENTIVE STOCK OPTIONS:  An Incentive Stock Option shall be subject to
         -----------------------
         the following terms and conditions, which shall be set forth in the Option Document and which may provide such other terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option (within the meaning of Section 422 of the Code, or any amendment or substitute thereto or regulation thereunder):

         (1) The period or periods of time within which the option may be exercised, in whole or in part, which shall be such period or periods of time as may be determined by the Committee, provided that no option shall be exercisable prior to six months nor after ten years from the date of grant thereof. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate;

         (2) The aggregate Fair Market Value (determined as of the date the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during a calendar year (under all plans of the Company) shall not exceed $100,000;

         (3) No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or its subsidiaries unless at the time such option is granted the option price is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant; and

         (4) No Incentive Stock Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph III. H(4) shall not prevent transfers by will or by the laws of descent and distribution. During the lifetime of the optionee, the option is exercisable only by the optionee.

IV. STOCK APPRECIATION RIGHTS
    -------------------------

    Stock appreciation rights may be granted in connection with a contemporaneously granted stock option and shall be subject to the following terms and conditions which shall be set forth in the Option Document which may provide such other terms, conditions and provisions not inconsistent with this Plan as the Committee may direct.

    A.   GRANT OF RIGHTS:  Stock appreciation rights shall entitle the grantee,
         ---------------
         subject to such terms and conditions determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of the Common Stock at the time of exercise, as determined by the Committee, over (ii) a specified price which shall not be less than 100 percent (100%) of the Fair Market Value of the stock on the day the right is granted.

    B.   TERM:  The period or periods of time within which the stock
         ----
         appreciation rights may be exercised, in whole or in part, is co-extensive with the contemporaneously granted Stock Option. Fifty percent of an award of stock appreciation rights shall be exercisable after the first anniversary of the award and the remaining 50% of the award shall be exercisable after the second anniversary of the award. The Committee shall have the power to permit an acceleration of previously established exercise terms, subject to the requirements set forth herein, upon such circumstances and subject to such terms and conditions as the Committee deems appropriate.

    C.   LIMITS ON STOCK APPRECIATION RIGHTS:
         -----------------------------------

         (1) Stock appreciation rights shall be paid only upon exercise of the Stock Option and then only in respect to the number of shares then being purchased.

         (2) Stock appreciation rights shall be payable only to the extent the Stock Option may become exercisable and shall expire or terminate with the Stock Option.

         (3) No stock appreciation rights nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Subparagraph IV.C.(3) shall not prevent transfers to the Participant's spouse, children, grandchildren, parents or trust established for any of them or the Participant, or by will or the laws of descent and distribution; provided, however, that stock appreciation rights granted in connection with an Incentive Stock Option shall be subject to the same transferability restrictions as Incentive Stock Options as provided in Subparagraph III.H(4).

    D.   PAYMENT:  Payments upon exercise of stock appreciation rights shall be
         -------
         paid in cash, less any withholding tax required to be withheld, and may be applied to the contemporaneous Stock Option exercise.

    E.   OTHER TERMS:  Stock appreciation rights shall be granted in such manner
         -----------
         and such form, and subject to such additional terms and conditions as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under
         Section 422 of the Code, or any amendment or substitute thereto, or regulation thereunder; or, (ii) in order to avoid any insider-trading liability in connection with stock appreciation rights under Section 16(b) of the Exchange Act.

V.  RESTRICTED STOCK AWARDS
    -----------------------

    Restricted stock awards shall be subject to the following terms and conditions, which shall be set forth in an appropriate written agreement between the Company and the Participant accompanying the award and which may provide such other terms, conditions and provisions not inconsistent with this Plan, as the Committee may direct.

    A.   PRICE:  Restricted stock may be made available to a Participant free of
         -----
         any purchase price or for such purchase price as established by the Committee.

    B.   RESTRICTION PERIOD:  Shares awarded pursuant to this Plan shall be
         ------------------
         subject to such terms, conditions and restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture and attainment of performance objectives for such period or periods as shall be determined by the Committee and set forth in the agreement. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to the participant.

    C.   RESTRICTION UPON TRANSFER: During the restriction period determined by
         -------------------------
         the Committee that is applicable to any shares of restricted stock under the Plan, no right or interest of any Participant in such restricted stock nor any interest or right therein (including the right to vote such shares and receive dividends thereon) or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing and except as otherwise provided in the Plan, the Participant shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such shares.

    D.   CERTIFICATES:  Each certificate issued in respect of shares awarded to
         ------------
         a Participant shall be deposited with the Company or its designee and shall bear the following legend:

             This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Harleysville Group Inc. Amended and Restated Equity Incentive Plan and an agreement entered into between the Participant and the Company. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and agreement, a copy of each of which is on file in the office of the Secretary of Harleysville Group Inc.

    E.   LAPSE OF RESTRICTIONS:  The document shall specify the terms and
         ---------------------
         conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Committee. Upon the lapse of such restrictions, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her other legal representative.

    F.   TERMINATION PRIOR TO LAPSE OF RESTRICTIONS:  In the event of a
         ------------------------------------------
         Participant's Termination of Employment prior to the lapse of restrictions as determined pursuant to the provisions of preceding subparagraph (E), all shares as to which there still remains unlapsed restrictions shall be forfeited by such Participant to the Company without payment of any consideration by the Company, and neither the Participant recipient nor any successors, heirs, assigns, or personal representatives of such recipient shall thereafter have any further rights or interest in such shares or certificates. In all other cases of cessation of employment, shares of Common Stock free of the restrictive legend shall be issued to the Participant or his or her legal representative.

VI. MISCELLANEOUS PROVISIONS
    ------------------------

    A.   AMENDMENT, SUSPENSION AND TERMINATION OF PLAN:  The Board of Directors
         ---------------------------------------------
         may suspend or terminate the Plan or revise or amend it in any respect whatsoever except where shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of The Nasdaq Stock Market.

    B.   GOVERNMENT AND OTHER REGULATIONS:  The obligation of the Company to
         --------------------------------
         issue Awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

    C.   OTHER COMPENSATION PLANS AND PROGRAMS:  The Plan shall not be deemed to
         -------------------------------------
         preclude the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from
         time to time.   Participation in this Plan shall not affect an
         employee's eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided.

    D.   WITHHOLDING TAXES:  The Company shall have the right to require a
         -----------------
         payment from a Participant to cover applicable withholding for any federal, state or local taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

    E.   SINGLE OR MULTIPLE DOCUMENTS:  Multiple forms of awards or combinations
         ----------------------------
         thereof may be evidenced by a single document or multiple documents, as determined by the Committee.

    F.   NON-UNIFORM DETERMINATIONS: The Committee's determinations under the
         --------------------------
         Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the documents evidencing same) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan whether or not such persons are similarly situated.

    G.   CONSTRUCTION OF PLAN: The interpretation of the Plan and the
         --------------------
         application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

    H.   PRONOUNS, SINGULAR AND PLURAL:  The masculine may be read as feminine,
         -----------------------------
         the singular as plural, and the plural as singular as necessary to give effect to the Plan.

    I.   LIMITATION OF RIGHTS:
         --------------------

         1.  No Right to Continue as an Employee:  Neither the Plan, nor the
             -----------------------------------
             granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

         2.  No Shareholder's Rights for Options:  An optionee shall have no
             -----------------------------------
             rights as a shareholder with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

    J.   DURATION OF THE PLAN: The Plan shall remain in effect until all Awards
         --------------------
         under the Plan have been satisfied by the issuance of shares or the payment of cash, or expire by their terms, but no Incentive Stock Option Award shall be granted more than ten years after the Plan is adopted by the Company' Board of Directors.

    K.   STOCKHOLDER APPROVAL:  The Plan shall be subject to stockholder
         --------------------
         approval.

                                   APPENDIX 2

                            HARLEYSVILLE GROUP INC.

                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

                          As Adopted February 22, 1995
                           and Amended April 23, 1997

                              Section I - Purpose
                              -------------------

     The Harleysville Group Inc. Employee Stock Purchase Plan (the "Plan") is established by the Harleysville Group Inc. (the "Company") for the benefit of the Eligible Employees of the Company, its parent and its subsidiaries. The purpose of the Plan is to provide each Eligible Employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the terms "parent" and "subsidiary" shall have the same meaning as in Section 425 of the Code.

                        Section II - Eligible Employees
                        -------------------------------

(a) All regular full-time employees and regular part-time employees who work at least twenty (20) hours or more a week for the Company, its parent, or its subsidiaries which have been designated by the Board of Directors as participating in the Plan (including subsidiaries which are so designated after the shareholders have approved the Plan) are eligible to participate in the Plan ("Eligible Employees").

(b) A person who is otherwise an Eligible Employee shall not be granted any right to purchase stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) which possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary, or (ii) it causes such person to have purchase rights under the Plan and all other stock purchase plans of the Company, its parent or any subsidiary, which meet the requirements of Section 423 of the Code which accrue at a rate which exceeds $25,000 of fair market value of stock of the Company, its parent or any subsidiary (determined at the time the right to purchase stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase stock accrues when it first becomes exercisable during the calendar year (but the rate of accrual for any calendar year can in no event exceed $25,000 of the fair market value of the stock subject to the right) and the number of shares of stock under one right may not be carried over to any other right.

(c) If an Employee obtains a hardship withdrawal under the Extra Compensation Plan of the Company or any similar plan maintained by the Company, its parent, or a subsidiary, then said Employee may not, for the 12 month period following the hardship withdrawal, make any contributions for purchase of stock under the Plan. In such case, such Employee will be deemed to have withdrawn his or her contribution for the current Subscription Period and will have such contributions returned to him or her. The Employee is further not entitled to resubscribe to the Plan until the beginning of the first Subscription Period following the completion of the 12 month period.

                Section III - Enrollment and Enrollment Periods
                -----------------------------------------------

     Enrollment will take place in the "Enrollment Periods" which shall be from the 1st through 14th day of January and July of each year commencing with July of 1995. Any person who is an Eligible Employee and desires to subscribe for the purchase of stock for the following Subscription Period must file a subscription agreement during the Enrollment Period. Once enrolled, an Eligible Employee will continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee. If a participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new subscription agreement during the applicable Enrollment Period.

            Section IV - Duration of Offer and Subscription Periods
            -------------------------------------------------------

     This plan shall be in effect from July 1, 1995 through and including July 31, 2005. During the duration of the Plan there will be twenty (20) "Subscription Periods". Each Subscription Period runs from January 15 through July 14 or from July 15 through January 14.

                   Section V - Number of Shares to be Offered
                   ------------------------------------------

     The total number of shares to be made available under the Plan is 500,000 shares of common stock of the Company ("Stock"). The shares issued hereunder may either be authorized but unissued shares or treasury shares reacquired by the Company. In the event this amount of Stock is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section XIV of the Plan.

                        Section VI - Subscription Price
                        -------------------------------

          The "Subscription Price" for each share of Stock shall be the lesser of eighty-five percent (85%) of the fair market value of such share on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period, but in no event less than $1.00 per share, the par value of share of Company Common Stock. The fair market value of a share shall be the Closing Price as reported on the NASDAQ National Market System for the applicable date.

           Section VII - Amount of Contribution and Method of Payment
           ----------------------------------------------------------

          Except as otherwise provided herein, the Subscription Price will be payable by the Eligible Employee by means of payroll deduction. Effective as of the second Subscription Period commencing in 1997, the minimum deduction shall be no less than the lesser of one percent (1%) of the Eligible Employee's Base Pay or $3.00 bi-weekly and the maximum deduction shall be no more than fifteen percent (15%) of such Base Pay. "Base Pay" means the regular compensation paid to an Eligible Employee with respect to the Enrollment Period. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the committee administering the Plan pursuant to Section XV. Payroll deductions will commence with the first pay issued during the Subscription Period and will continue with each pay throughout the entire Subscription Period except for pay periods for which the Eligible Employee receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

                       Section VIII - Purchase of Shares
                       ---------------------------------

          The Company will maintain on its books a "Plan Account" in the name of each participant. At the close of each pay period, the amount deducted from the participant's Base Pay will be credited to the participant's Plan Account. As of the last day of each Subscription Period, the amount then in the participant's Plan Account will be divided by the Subscription Price for such Subscription Period and the participant's Plan Account will be credited with the number of whole and fractional shares which results. Shares will be issued in a book
entry form with the Company's stock transfer agent.   A participant will receive
a statement of account in a timely fashion from the transfer agent following the end of each Subscription Period. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the participants in proportion to their Plan Account balances.

          In the event that the number of shares which would be credited to any participant's Plan Account in any Subscription Period exceeds the limit specified in Section II(b), the participant's account will be credited with the maximum number of shares permissible, and the remaining amounts will be refunded in cash without interest.

                     Section IX - Withdrawal from the Plan
                     -------------------------------------

          A participant may withdraw from the Plan at any time. At the time of withdrawal the amount credited to the participant's Plan Account will be refunded in cash without interest.

               Section X - Special Rules for Section 16 Officers
               -------------------------------------------------

          The following provisions are applicable to officers of the Company, the parent and their subsidiaries who are subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Company's securities:

(a) Such Section 16 officer participants who cease participation in the Plan in any form may not participate again until the next Subscription Period which follows a six-month waiting period after cessation of their participation; and

(b) Such Section 16 officers shall hold all Stock acquired under the Plan for a period of at least six months from the date of acquisition.

Notwithstanding the foregoing, if Rule 16b-3, adopted pursuant to Section 16 of the Securities Exchange Act of 1934, is amended to eliminate these restrictions, then to such extent these foregoing provisions shall have no force and effect.

                    Section XI - Separation from Employment
                    ---------------------------------------

     Separation from employment for any reason including death, disability or retirement shall be treated as an automatic withdrawal as set forth in Section
IX. A transfer among the Company, its parent or its designated subsidiaries shall not be treated as a separation from employment.

                            Section XII - Assignment
                            ------------------------

     No participant may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

             Section XIII - Adjustment of and Changes in the Stock
             -----------------------------------------------------

     In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of Stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a Stock split or the payment of a Stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of Stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

             Section XIV - Amendment or Discontinuance of the Plan
             -----------------------------------------------------

     The Board of Directors of Company shall have the right to amend, modify or terminate the Plan at any time without notice provided that no participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be sold is determined, change the class of employees eligible to participate in the Plan, or materially increase the benefits accruing to participants under the Plan. In addition, the provisions of the Plan insofar as they relate to persons subject to Section 16 of the Securities Exchange Act of 1934 may not be amended more than once every six months other than to conform to changes in the Code or Rules thereunder.

                          Section XV - Administration
                          ---------------------------

     The Plan shall be administered by a committee to be appointed by the Board of Directors consisting of three employees of the Company. The committee may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or construction of any provision of the Plan by the committee shall be final and conclusive on all persons absent contrary action by the Board of Directors.

                        Section XVI - Employee's Rights
                        -------------------------------

     Nothing in the Plan shall prevent the Company, its parent or any subsidiary from terminating any employee's employment. No employee shall have any rights as a shareholder until full payment has been made for the shares for which he has subscribed.

                             Section XVII - Titles
                             ---------------------

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

                        Section XVIII - Applicable Law
                        ------------------------------

     The Plan shall be construed, administered and governed in all respects under the laws of the Commonwealth of Pennsylvania.

                                   APPENDIX 3

                               HARLEYSVILLE LOGO



                                     PROXY
                            HARLEYSVILLE GROUP INC.

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 23, 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Robert Simpson, Jr., Bruce
J. Magee, and Roger A. Brown, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Harleysville Group Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 355 Maple Avenue, Harleysville, Pennsylvania, on April 23, 1997, at 10:00 A.M., local time, and at any adjournment thereof, as follows:

                                     (Continued, and to be marked,
                                      dated and signed on reverse side)



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             Fold and detach here.


                                 ANNUAL MEETING

                                       OF

                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                           Wednesday, April 23, 1997
                                   10:00 A.M.
                                355 Maple Avenue
                            Harleysville, PA  19438

1.  ELECTION OF CLASS B DIRECTORS

        FOR            WITHHOLD      (INSTRUCTION:  To withhold authority to
      all the          AUTHORITY     vote for any individual nominee, strike a
      nominees        to vote for    line through the nominee's name below.)
       listed.       the nominees
                        listed.      Michael L. Browne      Frank E. Reed

       [   ]             [  ]


     A vote FOR is recommended by the Board of Directors.


2.  Approval of adoption of the Amended
    and Restated Equity Incentive Plan.

        FOR       AGAINST       ABSTAIN

       [   ]       [   ]         [   ]

     A vote FOR is recommended by the Board of Directors.

3.   Approval of adoption of an amendment
     to the Employee Stock Purchase Plan

        FOR       AGAINST       ABSTAIN

       [   ]       [   ]         [   ]

     A vote FOR is recommended by the Board of Directors.

4.   In their discretion, the proxies are
     authorized to vote upon such other
     business as may properly come before the meeting and any adjournment thereof.




[                             ]     This proxy will be voted as specified.  If a
                                    choice is not specified, the proxy will be voted FOR each proposal stated above.

     [Name & Address]               This proxy should be dated, signed by the
                                    stockholder exactly as his or her name
                                    appears herein and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                                    _____________________________________ (SEAL)
                                            Signature of Stockholder(s)

[                             ]     _____________________________________ (SEAL)
                                            Signature of Stockholder(s)

                                    Date: ________________________________, 1997


    Please sign, date and return the proxy card using the enclosed envelope.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             Fold and detach here.

                                 ANNUAL MEETING

                                       OF

                      HARLEYSVILLE GROUP INC. STOCKHOLDERS

                           Wednesday, April 23, 1997
                                   10:00 A.M.
                                355 Maple Avenue
                            Harleysville, PA  19438